                                                                   Exhibit 10.30
                                           Debtor-in-Possession Credit Agreement



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                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                      among

                             GC COMPANIES, INC., and
         certain of its Subsidiaries listed on the signature page below as Debtors-in-Possession,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                 as DIP Lenders,

                      General Electric Capital Corporation
                          as DIP Administrative Agent,

                      General Electric Capital Corporation
                             as DIP Collateral Agent

                                       and

                               Fleet National Bank
                           as DIP Documentation Agent

                        --------------------------------

                          Dated as of October __, 2000

                        --------------------------------




================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS .................................................................    1
   1.01   Certain Defined Terms .......................................................    1
   1.02   Computation of Time Periods .................................................   20
   1.03   Accounting Terms ............................................................   20
   1.04   Other Terms .................................................................   20
   1.05   Knowledge ...................................................................   20

ARTICLE II AMOUNTS AND TERMS OF DIP LOANS .............................................   21
   2.01   DIP Loan Facility ...........................................................   21
   2.02   Promise to Pay; Evidence of Debt ............................................   22
   2.03   Use of Proceeds of DIP Loans ................................................   22
   2.04   Authorized Officers. Employees and Agents ...................................   23
   2.05   Borrower's Representatives ..................................................   23

ARTICLE III PAYMENTS AND REPAYMENTS ...................................................   24
   3.01   Prepayments; Reductions in DIP Loan Commitments .............................   24
   3.02   Payments ....................................................................   25
   3.03   Taxes .......................................................................   27
   3.04   Increased Capital ...........................................................   29

ARTICLE IV INTEREST AND FEES ..........................................................   30
   4.01   Interest on the DIP Loans and other DIP Obligations .........................   30
   4.02   Fees ........................................................................   31

ARTICLE V CONDITIONS TO LOANS .........................................................   32
   5.01   Conditions Precedent to the Effective Date ..................................   32
   5.02   Conditions Precedent to All DIP Loans .......................................   33

ARTICLE VI REPRESENTATIONS AND WARRANTIES .............................................   35
   6.01   Representations and Warranties of the Borrowers .............................   35

ARTICLE VII REPORTING COVENANTS .......................................................   42
   7.01   Financial Statements ........................................................   42
   7.02   Management Reports ..........................................................   44
   7.03   Other Financial Information .................................................   44
   7.04   Events of Default ...........................................................   45
   7.05   Lawsuits ....................................................................   45
   7.06   Insurance ...................................................................   46
   7.07   ERISA Notices ...............................................................   46
   7.08   Environmental Reports; Notices ..............................................   47
   7.09   Labor Matters ...............................................................   48
   7.10   Other Information ...........................................................   48
   7.11   Chapter 11 Reporting ........................................................   49

ARTICLE VIII AFFIRMATIVE COVENANTS ....................................................   49
   8.01   Existence, etc ..............................................................   49
   8.02   Powers; Conduct of Business .................................................   49
   8.03   Compliance with Laws, Contractual Obligations, etc ..........................   49

   8.04   Payment of Taxes and Claims .................................................   49
   8.05   Insurance ...................................................................   50
   8.06   Inspection of Property; Books and Records; Discussions ......................   51
   8.07   Tax Identification Numbers ..................................................   51
   8.08   ERISA Compliance ............................................................   51
   8.09   Maintenance of Property .....................................................   51
   8.10   Condemnation ................................................................   52
   8.11   Maintenance of Licenses, Permits, etc .......................................   52
   8.12   Retention of Restructuring Professionals ....................................   52
   8.13   Bank Accounts ...............................................................   52

ARTICLE IX NEGATIVE COVENANTS .........................................................   53
   9.01   Indebtedness ................................................................   53
   9.02   Sales of Assets .............................................................   53
   9.03   Liens .......................................................................   54
   9.04   Investments .................................................................   54
   9.05   Accommodation Obligations ...................................................   54
   9.06   Restricted Junior Payments ..................................................   54
   9.07   Change in Nature of Business ................................................   54
   9.08   Transactions with Affiliates ................................................   54
   9.09   Restriction on Fundamental Changes ..........................................   55
   9.10   Sales and Leasebacks ........................................................   55
   9.11   Margin Regulations ..........................................................   55
   9.12   ERISA .......................................................................   55
   9.13   Amendment of Governing Documents ............................................   56
   9.14   Environmental Liabilities ...................................................   56
   9.15   No Activities Leading to Forfeiture .........................................   56
   9.16   Management Fees and Consulting Fee ..........................................   56
   9.17   Capital Expenditures ........................................................   56
   9.18   DIP Financing ...............................................................   57
   9.19   Alteration of Rights of DIP Lenders .........................................   57
   9.20   Chapter 11 Claims ...........................................................   57
   9.21   Critical Vendor Payments ....................................................   57
   9.22   Reclamation Claims ..........................................................   57
   9.23   Sale or Pledge of Investment Portfolio ......................................   57

ARTICLE X EVENTS OF DEFAULT; RIGHTS AND REMEDIES ......................................   58
   10.01  Events of Default ...........................................................   58
   10.02  Rights and Remedies .........................................................   61

ARTICLE XI THE AGENTS .................................................................   62
   11.01  Appointment .................................................................   62
   11.02  Nature of Duties ............................................................   63
   11.03  Rights, Exculpation. etc ....................................................   64
   11.04  Reliance ....................................................................   64
   11.05  Indemnification .............................................................   65
   11.06  The DIP Agents Individually .................................................   65
   11.07  Successor DIP Agents ........................................................   65

   11.08  Relations Among DIP Lenders .................................................   66
   11.09  Concerning the DIP Collateral and the DIP Loan Documents. (a) Authority .....   66
   11.10  DIP Documentation Agent .....................................................   68

ARTICLE XII MISCELLANEOUS .............................................................   68
   12.01  Assignments and Participations ..............................................   68
   12.02  Relations Among DIP Lenders .................................................   71
   12.03  Joint and Several Liability .................................................   71
   12.04  Expenses ....................................................................   72
   12.05  Indemnity ...................................................................   73
   12.06  Change in Accounting Principles .............................................   74
   12.07  Setoff ......................................................................   74
   12.08  Ratable Sharing .............................................................   75
   12.09  Amendments and Waivers ......................................................   75
   12.10  Notices .....................................................................   76
   12.11  Survival of Warranties and Agreements .......................................   76
   12.12  Failure or Indulgence Not Waiver: Remedies Cumulative .......................   77
   12.13  Marshalling: Payments Set Aside .............................................   77
   12.14  Independence of Covenants ...................................................   77
   12.15  Severability ................................................................   77
   12.16  Headings ....................................................................   77
   12.17  Governing Law ...............................................................   77
   12.18  Limitation of Liability .....................................................   78
   12.19  Successors and Assigns ......................................................   78
   12.20  Certain Consents and Waivers ................................................   78
   12.21  Counterparts; Effectiveness; Inconsistencies ................................   80
   12.22  Entire Agreement ............................................................   80
   12.23  Confidentiality .............................................................   80
   12.24  Orders ......................................................................   80



SCHEDULES


Schedule 1.01(A) - Permitted Existing Liens
Schedule 1.05 - List of Officers
Schedule 5.01(A) - Consents
Schedule 6.01(C) - Ownership
Schedule 6.01(D) - No Conflicts
Schedule 6.01(E) - Governmental Consents
Schedule 6.01(I) - Affiliate Transactions
Schedule 6.01 (J(i)) - Litigation, Adverse Effects
Schedule 6.01(J(ii)) - Material Loss Contingencies Not Reflected in Financial
                       Statements
Schedule 6.01(L) - Payment of Taxes
Schedule 6.01(P) - Environmental Matters

Schedule 6.01(Q) - ERISA Matters
Schedule 6.01 (S) - Labor Matters
Schedule 6.01(U) - Patents and Trademarks
Schedule 6.01(V) - Insurance
Schedule 6.01(Y) - Bank Accounts


EXHIBITS


Exhibit A - Commitments
Exhibit B - Form of Assignment and Acceptance
Exhibit C - Form of Promissory Notes
Exhibit D - Reserved
Exhibit E - Security Agreement
Exhibit F - Pledge Agreement
Exhibit G - Collateral Assignment of Leases
Exhibit H - Cash Collateral Pledge Agreement
Exhibit I - Form of Notice of Borrowing
Exhibit J - Form of Budget Compliance Certificate
Exhibit K - Compliance Certificate
Exhibit L - List of Closing Documents
Exhibit M - Interim Order

                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of October 13, 2000 (as amended, supplemented or modified from time to time, the "Agreement") is entered into (a) among GC COMPANIES, INC., and certain of its Subsidiaries listed on the signature page below, as debtors-in-possession in cases pending under Chapter 11 of the Bankruptcy Code (collectively the "Borrowers"), (b) the financial institutions from time to time parties hereto, whether by execution of this Agreement or an Assignment and Acceptance (the "DIP Lenders"), (c) General Electric Capital Corporation, in its capacity as administrative agent for the DIP Lenders (in such capacity, the "DIP Administrative Agent"), (d) General Electric Capital Corporation, in its capacity as collateral agent for the DIP Lenders (in such capacity, the "DIP Collateral Agent") and (e) Fleet National Bank as documentation agent for the DIP Lenders (in such capacity, the "DIP Documentation Agent").

          WHEREAS, on October 11, 2000 (the "Filing Date"), the Borrowers filed, with the United States Bankruptcy Court for the District of Delaware, voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code);

          WHEREAS, the Borrowers have requested that the DIP Lenders from time to time after the Effective Date and prior to the Termination Date make DIP Loans to the Borrowers; and

          WHEREAS, the DIP Lenders are willing, on the terms and conditions hereinafter set forth to make such DIP Loans;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                    1.01 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

                    "Accommodation Obligation" means any Contractual Obligation, contingent or otherwise, of any Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another Person that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

                    "Affiliate" means, as applied to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition. "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any specified Person, means the possession, directly or indirectly, (i) of the power to vote ten percent (10%) or more of the Securities (or partnership or equity interests) having voting power for the election of directors, managers or general partners of such specified Person or otherwise to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting Securities (or partnership or equity interests) or by contract or otherwise or (ii) of ownership of ten percent (10%) or more of Securities (or partnership or equity interests) of any such Person; provided, however that for the purpose of this Agreement, Harcourt General, Inc. shall not be considered an Affiliate of the Borrowers so long as all dealings between the Borrowers and Harcourt General, Inc. continue to be approved by an independent committee of the Board of Directors of the Company.

                    "Agreement" has the meaning ascribed to such term in the preamble hereto.

                    "Applicable Margin" means a rate equal to two percent (2.0%) per annum.

                    "Approved Fund" has the meaning ascribed to such term in
Section 12.01(b).

                    "Asbestos Containing Material" means any material containing more than one percent (1%) asbestos by weight.

                    "Asset Sale" means any sale, conveyance, transfer, lease, sublease or other disposition of assets or property of any Borrower.

                    "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit B attached hereto and made a part hereof (with blanks appropriately completed) delivered to the DIP Administrative Agent in connection with an assignment of a DIP Lender's interest under this Agreement in accordance with the provisions of Section 12.01.

                    "Availability" means, at any particular time, the amount by which the Commitments at such time exceed the DIP Credit Obligations at such time.

                    "Bankruptcy Code" has the meaning ascribed thereto in the first recital.

                    "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as shall have jurisdiction over the Chapter 11 Cases.

                    "Base Rate" means, on any date, a fluctuating interest rate per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of:

                    (a) the rate of interest then most recently established by Fleet National Bank at its head office in Boston, Massachusetts as its base rate for Dollars loaned in the United States, in effect on such date; and

                    (b) the Federal Funds Rate in effect on such date plus -1/2 of 1%.]

The Base Rate is not necessarily intended to be the lowest rate of interest determined by Fleet National Bank in connection with extensions of credit.

                    "Benefit Plan" means a defined benefit plan as defined in
Section 3(5) of ERISA (other than a Multiemployer Plan) in respect of which any GC Party or any ERISA Affiliate is, or within the immediately preceding six (6) years was at the time it was an ERISA Affiliate, an "employer" as defined in
Section 3(5) of ERISA.

                    "Board of Directors" means the board of directors or equivalent governing body of a Person (or the general partner of such Person, as the case may be), or any committee thereof duly authorized to act on behalf of such board of directors or equivalent governing body.

                    "Borrowers" has the meaning ascribed to such term in the preamble hereto.

                    "Borrowing" means a borrowing of a DIP Loan hereunder.

                    "Budget" means the Closing Budget and each Weekly Budget.

                    "Budget Compliance Certificate" means a written certificate, substantially in the form of Exhibit J attached hereto and made a part hereof, which has been signed and delivered by the Chief Financial Officer to the DIP Agents and each of the DIP Lenders stating that (a) the proceeds of the DIP Loans during all prior Budget Periods were utilized in accordance with the Closing Budget, the Orders and the terms of this Agreement, (b) the proceeds of the DIP Loans to be expended during the upcoming Budget Period are for one of the types of expenditures set forth in the Closing Budget and in compliance with the maximum amounts permitted to be expended hereunder for the relevant Budget Period, and (c) no Default or Event of Default has occurred, or, if a Default or Event of Default has occurred, a description of such Default or Event of Default along with details regarding the remedial actions being undertaken.

                    "Budget Period" has the meaning ascribed thereto in the definition of "Closing Budget."

                    "Budget Term" means the period commencing on the Filing Date and ending on the Maturity Date.

                    "Business" means the businesses of the Borrowers and their Subsidiaries on the date hereof and any business related, ancillary or complementary thereto, or which is an extension thereof.

                    "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close Norwalk, Connecticut or Boston, Massachusetts.

                    "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other assets or accrued as a liability (but without duplication) during such period that, in conformity with GAAP, are required to be included in or reflected by a GC Party's fixed asset account as reflected in its balance sheets; provided, however, that Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases which is capitalized on the balance sheet of such GC Party and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by a GC Party to the extent that the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; provided further, that Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, any expenditures made with the proceeds, damages or awards under any policy of insurance with respect to any casualty or other damage or defect or the proceeds of any taking by reason of any public improvement or condemnation proceeding or transfer.

                    "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                    "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                    "Carve-Out" has the meaning ascribed thereto in the Interim Order.

                    "Cash Collateral Pledge Agreement" means the Cash Collateral Pledge and Assignment Agreement, substantially in the form of Exhibit H attached hereto and made a part hereof, as such Cash Collateral Pledge and Assignment Agreement may be amended, supplemented or otherwise modified from time to time.

                    "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard &

Poor's Corporation or Moody's Investors Services, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Services, Inc. shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the DIP Administrative Agent) and not listed in Credit Watch published by Standard & Poor's Corporation; (iii) commercial paper, other than commercial paper issued by any GC Party or any of their Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least aaa from either Standard & Poor's Corporation or P-1 from Moody's Investor's Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services reasonably acceptable to the DIP Administrative Agent); (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $250,000,000; (v) repurchase obligations of the type referred to in clauses (i) through (iv) above; and (vi) money market and mutual funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (y) above and cash.

                    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.Sections 9601 et seq. any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                    "Chapter 11 Cases" means the Chapter 11 Cases of the Borrowers jointly administered under Case No. _______________ in the Bankruptcy Court.

                    "Chief Financial Officer" means the chief financial officer of the Company.

                    "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

                    "Closing Budget" means a line item budget detailing projected cash receipts and disbursements for the Borrowers for the Budget Term and comprised of forecasts for the initial twelve weeks on a weekly basis and for the following three months on a monthly basis (each such period, a "Budget Period"), as modified in accordance with Section 7.01(f), and as may be adjusted or modified from time to time in the DIP Agents' and Requisite DIP Lenders' reasonable discretion.

                    "Closing Date" means October __, 2000.

                    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and any regulations or guidelines promulgated thereunder.

                    "Collateral Assignment of Leases" means the Collateral Assignment of Leases of even date herewith in substantially the form of Exhibit G attached hereto.

                    "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

                    "Commitment" means, with respect to any DIP Lender, the obligation of such DIP Lender to make DIP Loans pursuant to the terms of this Agreement, and which shall not exceed the principal amount set forth opposite such DIP Lender's name on Exhibit A attached hereto or the signature page of the Assignment and Acceptance by which it became (or becomes) a DIP Lender, and "Commitments" means the aggregate principal amount of the Commitments of all the DIP Lenders, the maximum amount of which shall not exceed $45,000,000.

                    "Commitment Fee Rate" means a rate equal to one-half of one percent (1/2 of 1%) per annum.

                    "Company" means GC Companies, Inc. a Delaware Corporation.

                    "Compliance Certificate" has the meaning ascribed to such term in Section 7.0 1(d).

                    "Consummation Date" means, with respect to a Reorganization Plan, the earlier of the date on which (i) the effective date of such Reorganization Plan occurs or (ii) "substantial consummation" (as defined in Section 1101(2) of the Bankruptcy Code) of such Reorganization Plan shall have occurred.

                    "Contaminant" means any waste, pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, special waste, infectious, biohazardous or medical waste, petroleum or petroleum-derived substance or waste, any radioactive material, including but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in any applicable Environmental, Health or Safety Requirement of Law.

                    "Contractual Obligation" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                    "Customary Permitted Liens" means (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges or claims, in all cases which are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                              (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business in all cases for amounts which are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                              (iii) Liens (other than Environmental Liens and any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of money), surety, appeal and performance bonds, in all cases for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; and

                              (iv) zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Borrowers and which do not materially adversely affect the value of the Real Property.

                    "Debt" means, as applied to any Person at any time and without duplication, all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments (ii) in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of such Securities (other than (A) dividends declared or paid in additional shares of such Securities, (B) dividends where the failure to pay would not give the holder of such Securities a cause of action for the payment of money or for money damages against any GC Party or the right to have such Securities redeemed, repurchased or exchanged by any GC Party), (iii) with respect to letters of credit issued for such Person's account (to the extent not accounted for in clause (i) above), (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business or (v) in respect of Capital Leases or synthetic leases.

                    "Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                    "Default Rate" has the meaning ascribed to such term in
Section 4.01(c).

                    "DIP Administrative Agent" has the meaning ascribed to such term in the preamble hereto.

                    "DIP Administrative Agent's Account" means an account maintained at the office of Bankers Trust, ABA #021001033, or such other account as the DIP Administrative Agent may from time to time specify in writing to the Borrowers and the DIP Lenders.

                    "DIP Agents" means, collectively, the DIP Administrative Agent and, the DIP Collateral Agent.

                    "DIP Collateral" means all property and interests in property now owned or hereafter acquired by any Borrower in or upon which a Lien is granted under any of the DIP Loan Documents or the Orders.

                    "DIP Collateral Agent" has the meaning ascribed to such term in the preamble hereto.

                    "DIP Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement, the Cash Collateral Pledge Agreement, the Collateral Assignment of Leases, and the Orders.

                    "DIP Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the DIP Loans at such time, plus
(ii) Letter of Credit Obligations outstanding at such time.

                    "DIP Lenders" has the meaning ascribed to such term in the preamble hereto.

                    "DIP Loan Documents" means this Agreement, the Note, the DIP Collateral Documents, the Budget and all other certificates, instruments, agreements and written Contractual Obligations between any GC Party and any DIP Agent, or any DIP Lender delivered to either such DIP Agent or such DIP Lender pursuant to or in connection with the transactions contemplated hereby, as such documents, instruments, agreements, or written Contractual Obligations may be amended or modified from time to time.

                    "DIP Loans" has the meaning ascribed to such term in Section 2.01(a).

                    "DIP Obligations" means all DIP Loans, advances, debts, liabilities, obligations, covenants and duties owing by any GC Party to any DIP Agent, any DIP Lender, or any Person entitled to indemnification pursuant to
Section 12.05 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, which loans advances, debts, obligations, covenants and duties arise under this Agreement, the Note or any other DIP Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes. without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any GC Party under this Agreement, the Note or any other DIP Loan Document.

                    "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

                    "Dollars" and "$" mean the lawful money of the United
States.

                    "Effective Date" means the date on which all of the conditions precedent in Sections 5.01 and 5.02 have been satisfied.

                    "Eligible Assignee" means (i) a DIP Lender, an Affiliate of a DIP Lender or an Approved Fund of a DIP Lender, (ii) an Existing Lender or an Existing Lessor, or (iii) a commercial bank, lending institution, finance company, insurance company, fund, or other financial institution that is purchasing a proportionate assignment of DIP Loans (and Commitments) and is otherwise reasonably acceptable to the DIP Agents.

                    "Environmental, Health or Safety Requirement of Law" means any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including but not limited to the Clean Air Act, the Clean Water Act, RCRA, CERCLA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, each as from time to time hereafter in effect.

                    "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                    "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any environmental notification or environmental disclosure triggered by the closure of any Property or the transfer, sale or lease of any Property or deed or title for any Property, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act."

                    "Equipment" means a Person's present and future owned (i) equipment and fixtures, including, without limitation, machinery, manufacturing, distribution, selling, computer system, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(ii) other tangible personal property, and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                    "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any GC Party, (ii) partnership, trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with any GC Party, (iii) member of the same affiliated service group (as defined in Section 4 14(m) to the Code) as any GC Party, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above or (iv) other Person which is required to be aggregated with any GC Party pursuant to regulations promulgated under Section 414(o) of the Code.

                    "ERISA Termination Event" means (i) any Reportable Event with respect to any Benefit Plan, (ii) the withdrawal of a GC Party or an ERISA Affiliate from a Benefit Plan during a plan year in which such GC Party or such ERISA Affiliate was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, (iii) the imposition of an obligation on any GC Party or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA, (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate any Benefit Plan or Foreign Pension Plan (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, (vi) a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan, or (vii) the partial or complete withdrawal of any GC Party or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

                    "Event of Default" means any of the occurrences set forth in
Section 10.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 10.01.

                    "Excess Collection Amount" means, on the last Business Day of each week, after accounting for reasonably anticipated receipts and disbursements (including professional fees) permitted in accordance with the Closing Budget by the Borrowers on such Business Day, an amount equal to all cash or Cash Equivalents collected (or to be collected) by the Borrowers in excess of $4,000,000.

                    "Excluded Asset Sales" shall mean (a) asset sales of assets with a fair market value of less than $1,000,000 individually and $5,000,000 in the aggregate, (b) inventory sales to theater customers in the ordinary course of business, and (c) sales of assets or leases of theaters to be closed; provided, that such theaters do not operate at the locations listed in Exhibit B to the Collateral Assignment of Leases.

                    "Existing Agents" means the agents under the Existing Credit Agreement or the Existing Lease.

                    "Existing Collateral" means the collateral for the Existing Credit Agreement or the Existing Lease.

                    "Existing Credit Agreement" means that certain Revolving Credit Agreement dated as of January 26, 1999 by and among GC Companies, Inc., as borrower, certain lenders from time to time parties thereto, as lenders, BancBoston Robertson Stephens Inc. as syndication agent and arranger, Scotia Bank as documentation agent, and BancBoston, N.A. as administrative agent.

                    "Existing Lease" means that certain Amended and Restated Master Lease Agreement dated as of June 23, 1997 entered into between General Cinema Theatres, Inc. and General Electric Capital Corporation, for Itself and as Agent for Certain Participants.

                    "Existing Lenders" means the Lenders under the Existing Credit Agreement.

                    "Existing Lessors" means the Lessor and assignees of the Lessor under the Existing Lease.

                    "Existing Letters of Credit" means the letters of credit issued pursuant to the Existing Credit Agreement that are outstanding as of the date that the Final Order is effective.

                    "Existing Loans" means advances made previously under the Existing Credit Agreement.

                    "Existing Obligations" means all obligations under the Existing Credit Agreement or the Existing Lease.

                    "Facility Fee" has the meaning ascribed thereto in Section 4.02(a).

                    "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the DIP Administrative Agent from three federal funds brokers of recognized standing selected by the DIP Administrative Agent.

                    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

                    "Filing Date" has the meaning ascribed thereto in the first recital.

                    "Final Order" means an order of the Bankruptcy Court approving on a final basis the financing under the DIP Loan Documents in form and substance acceptable to the DIP Agents.

                    "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on October 31 of each calendar year.

                    "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

                    "Foreign Pension Plan" means any Foreign Employee Benefit Plan which under applicable local law is required to be funded through a trust or other funding vehicle.

                    "Forfeiture Proceeding" means any action, proceeding or investigation affecting any of the GC Parties before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a subject of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

                    "Funding Date" means the date of the funding of a DIP Loan.

                    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Effective Date.

                    "GC Parties" means the Borrowers and their Subsidiaries.

                    "General Intangibles" means each Borrower's present and future chose in action, causes of action and all other intangible personal property of every kind and nature (other than Receivables), including without limitation general intangibles, contracts, corporate or other business records, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade styles, trade secrets, operating certificates, operating certificate applications, goodwill, registrations, copyrights, licenses, franchises, permits, operating authorities, agent and owner/operator contracts, certificates of public convenience, refunds or reversions from any employee benefit plan or pension plan, covenants not to compete, blueprints and other drawings, customer lists, tax refunds, tax refund claims, rights and claims against carriers and shippers, and rights to indemnification.

                    "Governing Documents" means, with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock; and, with respect to any general partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership and (ii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and, with respect to any limited partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership, (ii) a certificate of limited partnership (or the equivalent organizational documents) and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests.

                    "Government" means the United States government or any department, instrumentality or agency thereof, or any state government or any department, instrumentality or agency thereof.

                    "Governmental Authority" means any nation or government, any federal, state, local, foreign or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Holder" means any Person entitled to enforce any of the DIP Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, each DIP Agent and each DIP Lender.

                    "Indebtedness" means (without duplication), as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of such Securities (other than (A) dividends declared or paid in additional shares of such Securities and (B) dividends where the failure to pay would not give the holder of such Securities a cause of action for money damages against any GC Party or the right to have such Securities redeemed, repurchased or exchanged by any GC Party), (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases or (vi) which are Accommodation Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any interest rate exchange, swap, collar, cap, hedging or similar agreements and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption and (e) all contingent Contractual Obligations or Accommodation Obligation with respect to any of the foregoing.

                    "Indemnified Matters" has the meaning ascribed to such term in Section 12.05.

                    "Indemnitees" has the meaning ascribed to such term in
Section 12.05.

                    "Interim Order" means an order of the Bankruptcy Court substantially in the form of Exhibit M attached hereto and made a part hereof.

                    "Inventory" means a Borrower's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such Borrower to another Person and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of such Borrower's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Borrower's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the property described in clauses (i) through (iii) above, (v) goods in which such Borrower has a joint or other interest or right of any kind (including, without limitation, goods in which such Borrower has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Borrower; in each case whether in the possession of such Borrower, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

                    "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

                    "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

                    "Issuance Date" has the meaning ascribed to such term in
Section 2.02(c).

                    "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert, engineering and consulting fees and costs and any fees and cost associated with any investigation, feasibility, or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future (in each case net of insurance proceeds and excluding amounts for which a Person is fully indemnified or for which a reimbursement escrow has been established).

                    "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice, naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

                    "Margin Stock" means "margin stock" as such term is defined in Regulation U.

                    "Material Adverse Change" means a material adverse change in the financial condition of the Borrowers that results in either (a) the Borrowers' inability, as a whole, to fulfill their obligations set forth herein, or (b) any substantial decline of the value of the Borrowers, taken as a whole.

                    "Maturity Date" means October __, 2001.

                    "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either any GC Party or any ERISA Affiliate, at the time it was an ERISA Affiliate.

                    "Net Cash Proceeds" means with respect to any Asset Sale (other than an Excluded Asset Sale), an amount equal to the cash proceeds of such Asset Sale, net of (i) accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection therewith (but excluding any fees payable to an Affiliate of any GC Party other than employee retention payments approved by the court), (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) the amount of Indebtedness secured by a Lien on the asset being sold that has been repaid with the proceeds of such Asset Sale, (iv) necessary costs to assume leases and contracts under Section 365 of the Bankruptcy Code relating to such sold asset and (v) other appropriate amounts that must be set aside as reserves in accordance with GAAP as approved by the DIP Agents.

                    "Non-Excluded Taxes" has the meaning ascribed to such term in Section 3.03(a).

                    "Note" means the promissory note of the Borrowers issued pursuant to Section 2.03.

                    "Notice of Borrowing" means a notice substantially in the form of Exhibit I attached hereto and made a part hereof.

                    "Officer's Certificate" means, with respect to any Person, a certificate executed on behalf of such Person by (i) the chairman or vice-chairman of such Person's board of directors or (ii) such Person's president, any of its vice-presidents, its chief financial officer, vice president of finance or its treasurer.

                    "Orders" means the Interim Order and the Final Order, as either of such orders may be amended or modified from time to time in accordance with the terms of this Agreement.

                    "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.Sections 651 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                    "Other Taxes" has the meaning ascribed to such term in
Section 3.03(b).

                    "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                    "Permits" means any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under an applicable Environmental, Health or Safety Requirement of Law.

                    "Permitted Disposition" means an Asset Sale where (i) Bankruptcy Court approval has been obtained, (ii) the Requisite DIP Lenders have given their prior written consent, (iii) the Net Cash Proceeds of such Asset Sale are applied as agreed upon by the Requisite DIP Lenders, (iv) the consideration thereof that is not in the form of cash is pledged to the DIP Collateral Agent, on terms and conditions, and pursuant to documentation, satisfactory to the DIP Agents, in a manner whereby the DIP Collateral Agent has a valid, perfected first priority Lien therein.

                    "Permitted Existing Liens" means the Liens on assets of any GC Party identified as such on Schedule 1.01(A).

                    "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, limited liability company or other organization, whether or not a legal entity, and any Governmental Authority.

                    "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which any GC Party or any ERISA Affiliate is, or within the immediately preceding six (6) years was at the time it was an ERISA Affiliate, an "employer" as defined in Section 3(5) of ERISA.

                    "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit F attached hereto and made a part hereof, as such Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

                    "Process Agent" has the meaning ascribed to such term in
Section 12.20(a).

                    "Property" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by any GC Party (including any surface water thereon and soil or groundwater thereunder).

                    "Pro Rata Share" means, with respect to any DIP Lender, the percentage obtained by dividing with respect to a DIP Lender, such DIP Lender's Commitment (or, if after the

Termination Date, the outstanding balances of such DIP Lender's DIP Loans) by the aggregate amount of all DIP Lenders' Commitments (or, if after the Termination Date, the outstanding balances of all DIP Loans).

                    "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.Sections 6901 et seq. any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                    "Real Property" means all of each Borrower's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals, and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

                    "Receivables" means each Borrower's present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts, and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance, (iii) any of the foregoing which are not evidenced by instruments or chattel paper, (iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which such Borrower is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Borrower,
(vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and (viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit.

                    "Register" has the meaning ascribed to such term in Section
12.0 1(c).

                    "Regulation F' means Regulation T of the Federal Reserve Board as in effect from time to time.

                    "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

                    "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

                    "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration at or into the indoor or outdoor environment or at or into or out of any real or personal property (regardless of whether any GC Party owns, leases or operates it), including the movement of Contaminants through or in the air, soil, surface water, groundwater or any real or personal property (regardless of whether any GC Party owns, leases or operates it).

                    "Remedial Action" means any action required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                    "Reorganization Plan" means a plan of reorganization for the Borrowers proposed pursuant to Section 1121 et seq. of the Bankruptcy Code.

                    "Reportable Event" means any of the events described in
Section 4043 of ERISA other than an event which is not subject to the thirty
(30) day notice requirement of such regulation.

                    "Requirements of Law" means, as to any Person, any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, ERISA, the Fair Labor Standards Act, Environmental, Health or Safety Requirement of Law and any certificate of occupancy, zoning ordinance, building or land use requirement or any permit, approval, authorization license, variance, or permission required from a Governmental Authority or any labor, employment, occupational safety or health law, rule or regulation.

                    "Requisite DIP Lenders" means, at any time, at least two DIP Lenders whose aggregate ratable shares (stated as a percentage) of the aggregate amount of the Commitments in effect at such time are equal to or greater than 66.66%; provided, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite DIP Lenders" means any DIP Lender or DIP Lenders whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding amount of the DIP Obligations are greater than 66.66%; and provided, further, that so long as any Event of Default is continuing, Lenders holding 50% or more may direct the Agents to exercise remedies, including, without limitation, termination of the DIP Loan Facility.

                    "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of, partnership interest of or other equity interest of, a GC Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of, partnership interest of or other equity interest of, a GC Party now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any permitted subordinated indebtedness and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of, partnership interest of or other equity interest of, a GC Party now or hereafter outstanding.

                    "Restructuring Professionals" has the meaning ascribed thereto in Section 8.13.

                    "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the DIP Obligations.

                    "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                    "Security Agreement" means the Security Agreement, substantially in the form of Exhibit E attached hereto and made a part hereof, as such Security Agreement may be amended, supplemented or otherwise modified from time to time.

                    "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

                    "Superpriority Claims" means Indebtedness or other claims arising out of credit obtained or debt incurred by one or more Borrowers having priority in accordance with the provisions of Section 364(c)( 1) of the Bankruptcy Code over any or all administrative expenses of the kind specified in
Section 503(b) or 507(b) of the Bankruptcy Code.

                    "Termination Date" means the date which is the earliest of
(A) the Maturity Date, (B) the occurrence of an Event of Default and (C) the Consummation Date.

                    "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

                    "Unused Commitment Fee" has the meaning ascribed to such term in Section 4.02(b).

                    "Voting Securities" means with respect to any Person, Securities with respect to any class or classes of capital stock of such Person entitling the holders thereof ordinarily to vote in the election of the members of the board of directors of such Person.

                    "Weekly Budget" means a line item budget detailing projected cash receipts and disbursements for the Borrowers and their Subsidiaries for a six-month period commencing on Monday of each week and comprised of forecasts for the initial twelve weeks on a weekly basis and for the following three months on a monthly basis and containing a statement of actual cash receipts and disbursements for the prior Budget Periods, in form and substance acceptable to the DIP Administrative Agent.

                    "Weekly Delivery Date" means the Wednesday of each week.

                    1.02 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                    1.03 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                    1.04 Other Terms. Terms not otherwise defined herein which are defined in, or used in, Article 9 of the Uniform Commercial Code shall have the respective meanings assigned to such terms in Article 9 of the Uniform Commercial Code.

                    1.05 Knowledge. As used in this Agreement the phrases "to the knowledge of," "known by" or phrases of similar import, when applied to any GC Party, shall mean that an individual holding any of the offices identified on
Schedule 1.05 attached hereto is actually aware of, or should be aware of in the ordinary course of business, the fact or other matter.

                                   ARTICLE II
                         AMOUNTS AND TERMS OF DIP LOANS

               2.01 DIP Loan Facility (a) Availability. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.04), each DIP Lender hereby severally agrees to make DIP Loans (each individually, a "DIP Loan" and, collectively, the "DIP Loans") to the Borrowers from time to time during the period from the Effective Date to the Business Day immediately preceding the Termination Date, in an amount not to exceed such DIP Lender's Pro Rata Share of the Availability at such time. Each DIP Loan shall be for a minimum amount of One Million Dollars ($1,000,000) and in integral multiples of Fifty Thousand Dollars ($50,000) in excess of that amount. All DIP Loans under this Agreement shall be made by the DIP Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no DIP Lender shall be responsible for any failure by any other DIP Lender to perform its obligation to make a DIP Loan hereunder nor shall the Commitment of any DIP Lender be increased or decreased as a result of any such failure. Subject to the terms and provisions of this Agreement, the Borrowers may repay any outstanding DIP Loan made to it on any day which is a Business Day and any amounts so repaid may be reborrowed in accordance with the provisions of this
Section 2.0 1(a). Aggregate DIP Loans at any one time outstanding shall not exceed the lesser of (a) $45,000,000 or (b) the amount projected to be outstanding under the Closing Budget, subject to the permitted variances pursuant to Section 3.01(b)(i).

               (b) Notice of Borrowing. When the Borrowers desire to borrow under this Section 2.01, the Borrowers shall deliver to the DIP Administrative Agent a Notice of Borrowing, signed by each, no later than 2:00 p.m. (New York time) on the second Business Day immediately prior to proposed Funding Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day) and (ii) the amount of the proposed Borrowing; provided, however, that the Borrowers shall not be required to provide two (2) days' advance written notice with respect to the initial advance in the principal amount of $22,000,000 to be made on the date hereof. In lieu of delivering such a Notice of Borrowing, the Borrowers may give the DIP Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(b) if it confirms such notice by delivery of the Notice of Borrowing to the DIP Administrative Agent promptly, but in no event later than 5:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.01(b) shall be irrevocable.

               (c) Making of DIP Loans. (i) Each DIP Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrowers to be made as DIP Loans in the DIP Administrative Agent's Account at its office in Norwalk, Connecticut in immediately available funds, not later than 2:00 p.m. (eastern standard time) on any Funding Date applicable thereto. The DIP Administrative Agent shall make the proceeds of such amounts received by it available to the Borrowers on such Funding Date (or on the date received by the Administrative Agent if later than such Funding Date). The failure of any DIP Lender to deposit the amount described above with the DIP Administrative Agent on the applicable Funding Date shall not relieve any other DIP Lender of its obligations hereunder to make its DIP Loan on such Funding Date.

                  (ii) Unless the DIP Administrative Agent shall have been notified by any DIP Lender no later than 1:00 p.m. (New York time) on the applicable Funding Date in respect of any Borrowing of DIP Loans that such DIP Lender does not intend to fund its DIP Loan requested to be made on such Funding Date, the DIP Administrative Agent may assume that such DIP Lender has funded its DIP Loan and is depositing the proceeds thereof with the DIP Administrative Agent on the Funding Date, and the DIP Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrowers on the Funding Date. If the DIP Loan proceeds corresponding to that amount are advanced to the Borrowers by the DIP Administrative Agent but are not in fact deposited with the DIP Administrative Agent by such DIP Lender on or prior to the applicable Funding Date, such DIP Lender agrees to pay, and in addition the Borrowers agree to repay, to the DIP Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is paid or repaid to the DIP Administrative Agent, (A) in the case of the Borrowers, at the interest rate applicable to such Borrowing and (B) in the case of such DIP Lender, at the Federal Funds Rate for the first Business Day, and thereafter at the interest rate applicable to such Borrowing. If such DIP Lender shall pay to the DIP Administrative Agent the corresponding amount, the amount so paid shall constitute such DIP Lender's DIP Loan, and if both such DIP Lender and the Borrowers shall pay and repay such corresponding amount, the DIP Administrative Agent shall promptly pay to the Borrowers such corresponding amount. This Section 2.01 (c)(ii) does not relieve any DIP Lender of its obligation to make its DIP Loan on any Funding Date; nor does this Section 2.01(c)(ii) relieve the Borrowers of their obligation to pay or repay any DIP Lender funding its DIP Loan pursuant to this Section 2.0l(c)(ii) interest on such DIP Loan from such Funding Date until the date on which such DIP Loan is repaid in full.

               (d) Repayment of DIP Loans. The Commitments shall terminate, and all outstanding DIP Loans shall be paid in full, on the Termination Date.

               2.02 Promise to Pay; Evidence of Debt. The Borrowers agree to pay when due the principal amount of each DIP Loan which is made to the Borrowers, and further agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory note evidencing the DIP Loans owing to the DIP Lenders.

               2.03 Use of Proceeds of DIP Loans. (a) Budget. From and after the Effective Date, the proceeds of the DIP Loans shall be used by the Borrowers solely at the times, and expressly subject to the amounts, set forth in the Closing Budget, provided that (a) until entry of the Final Order, the Borrowers may borrow up to $25,000,000 at any time without limitation with respect to Closing Budget line items (except that in no event may the Borrowers use more than $1,000,000 for pre-petition rent due landlords and no more than $7,000,000 for pre-petition amounts due film suppliers for payment of pre-petition debts);
(b) from the Friday of the first full week following the entry of the Final Order through the week ending December 29, 2000, the Borrowers may, during any Budget Period, exceed any expense line item in the Closing Budget on a cumulative basis by no more than 15%, and (c) for the week ending Friday, January 5, 2001 and thereafter, the Borrowers may, during any Budget Period, exceed any expense line item in the Closing Budget on a cumulative basis by no more than 10%. Accordingly, any budgeted amounts for an expense line item not expended during any Budget Period may be carried over and expended in a subsequent Budget Period, subject to permitted variance. Notwithstanding the foregoing, in any Budget Period the amount expended for film rent may be greater than the Closing Budget line limit by an amount equal to 70% of the difference between (i) the actual box office receipts for such Budget Period over (ii) the budgeted box office receipts in the Closing Budget for such Budget Period. The GC Parties agree not to directly or indirectly utilize any portion of the DIP Loans the DIP Collateral or the Carve-Out to commence or prosecute any action or objection with respect to the DIP Lenders, the DIP Agents, the Existing Lenders, the Existing Lessors, the Existing Agents, the Existing Obligations, the Existing Credit Agreement, the Existing Lease, or the Existing Collateral.

               (b) Initial Borrowing. The initial Borrowing shall include a disbursement to fully pay the DIP Agents' and DIP Lenders' closing and arrangement related costs, fees and expenses (including, without limitation, the Facility Fee and reasonable legal and professional expenses). All such costs, fees and expenses shall be paid on the Closing Date.

               2.04 Authorized Officers. Employees and Agents. On the Effective Date and from time to time thereafter as requested by the DIP Administrative Agent, the Company shall deliver to the DIP Administrative Agent an Officer's Certificate setting forth the names of the officers of the Company, employees and agents of the Company authorized to request DIP Loans on behalf of the Borrowers and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrowers in respect of all other matters relating to the DIP Loan Documents. The DIP Agents shall be entitled to rely conclusively on such officer's, employee's or agent's authority to request such DIP Loan until the DIP Agents receive written notice to the contrary. In addition, the DIP Agents shall be entitled to rely conclusively on any written notice sent to it by telecopy. The DIP Agents shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a DIP Loan or Letter of Credit, the DIP Agents shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the DIP Agents, the DIP Lenders shall incur any liability to the Borrowers or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which any DIP Agent or any DIP Lender believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrowers.

               2.05 Borrower's Representatives. The DIP Lenders are hereby irrevocably authorized by each of the Borrowers to make DIP Loans to the Borrowers pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who are authorized to do so under the provisions of the most recent "Certificate" of corporate resolutions of GC Company, Inc. on file with the DIP Administrative Agent. The proceeds of each DIP Loan advanced by the DIP Lenders from time to time pursuant to the provisions of this Agreement are for the use and benefit of all of the Borrowers. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of the proceeds of the DIP Loans and the purposes for which such benefits and proceeds will be used so long as any such allocation or purpose does not violate the provisions of this Agreement. The Borrowers hereby represent and warrant to the DIP Lenders that each of them will derive benefits, directly and indirectly, from the proceeds of each DIP Loan, both in its separate capacity and as a member of the integrated group to which each of the Borrowers belong, since the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole. For administrative convenience, GC Companies, Inc. is hereby irrevocably appointed by each of the Borrowers as agent for each of the Borrowers for the purpose of requesting DIP Loans hereunder from the DIP Lenders, receiving the benefits of the proceeds of such Loans and disbursing the proceeds of such Loans among the Borrowers. By reason thereof, GC Companies, Inc. is hereby irrevocably appointed by each of the Borrowers as the attorney-in-fact of each of the Borrowers with power and authority through its duly authorized officer or officers to (a) endorse any check (if any) for the proceeds of any DIP Loan for and on behalf of each of the Borrowers and in the name of each of the Borrowers, and (b) instruct the DIP Lenders to credit the proceeds of any Loan directly to a banking account of any of the Borrowers which shall evidence the making of such DIP Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such Loan. The DIP Lenders assume no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the DIP Lenders and the Borrowers in connection with the DIP Loans or any other transaction in connection with the provisions of this Agreement.


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

               3.01 Prepayments; Reductions in DIP Loan Commitments.

               (a) Voluntary Prepayments/Reductions.

                  (i) The Borrowers may prepay the DIP Loans in whole or in part at any time or from time to time.

                  (ii) The Borrowers, upon at least three (3) Business Days' prior notice to the DIP Administrative Agent (which the DIP Administrative Agent shall promptly transmit to each DIP Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce ratably in part the unused portions of the Commitments. Any partial reduction of the Commitments shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess of that amount, and shall reduce the Commitment of each DIP Lender proportionately in accordance with such DIP Lender's Pro Rata Share. Any notice of termination or reduction given to the DIP Administrative Agent under this
Section 3.01 (a)(ii) shall be irrevocable and shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

                  (iii) The prepayments and payments in respect of reductions and terminations described in clauses (i) and (ii) of this Section 3.01(a) may be made without premium or penalty.

               (b) Mandatory Prepayments/Reductions.

                  (i) The Borrowers shall make a mandatory prepayment of all DIP Loans in an aggregate amount equal to the excess, if any, on any date (x) of the DIP Credit Obligations over the DIP Commitments or (y) if the DIP Credit Obligations exceed the projected DIP Credit Obligation by more than $10,000,000 at any one time, the amount over $10,000,000 by which the DIP Credit Obligations exceed the projected amount of DIP Credit Obligations specified in the Closing Budget for such Budget Period subject to the budget variance set forth in
Section 2.04.

                  (ii) Immediately upon any Borrower's receipt of any Net Cash Proceeds on account of an Asset Sale (other than an Excluded Asset Sale), such Borrower shall make or cause to be made a mandatory prepayment of the DIP Loans in an amount equal to such amount as shall have been agreed upon by the Requisite DIP Lender.

                  (iii) By no later than 2:00 p.m. (eastern standard time) on each Business Day, the Borrowers shall make (or cause to be made) a mandatory prepayment of the Excess Collection Amount, if any.

                  (iv) Amounts prepaid pursuant to clause (ii) shall, if required by the Lenders, be applied toward the permanent reduction of the Commitments; provided, however, if a revised Budget satisfactory to the DIP Agents in their sole discretion, demonstrating a continued need for the amount prepaid is delivered by the Borrowers, the DIP Agents agree to negotiate in good faith with respect to a continuation of some or all of such portion of the Commitment without payment of additional facility fees.

                  (v) Nothing in this Section 3.01(b) shall be construed to constitute the DIP Lenders' consent to any transaction which is not expressly permitted by Article IX or which requires the DIP Lenders' consent under the Bankruptcy Code.

               3.02 Payments (a) Manner and Time of Payment. All payments of principal, interest, fees, Reimbursement Obligations and other DIP Obligations which are payable to the DIP Administrative Agent, or any DIP Lenders shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off, in Dollars and in immediately available funds, delivered to the DIP Administrative Agent (or, in the case of Reimbursement Obligations, to the Issuing Bank) not later than 1:00 p.m. (eastern standard time) on the date due, by deposit of such funds to the DIP Administrative Agent's Account (or such account of the Issuing Bank, as it may designate). The DIP Administrative Agent shall thereafter cause to be distributed to the DIP Lenders their respective Pro Rata Shares of such payments in accordance with the provisions of Section 3.02(b) if received prior to 1:00 p.m. (New York time), and on the next succeeding Business Day, if received thereafter, by the DIP Administrative Agent.

               (b) Apportionment of Payments. (i) All payments of principal in respect of outstanding DIP Loans shall be applied by the DIP Administrative Agent to the payment of the DIP Loans owing to the DIP Lenders in accordance with their respective Pro Rata Shares thereof.

                  (ii) Prepayment of DIP Loans made pursuant to Sections 3.0l(b)(i) and (iii) shall be applied in the following order:

                              (A) first, to pay principal of and interest on any
               DIP Loans;

                              (B) second, to pay all Reimbursement Obligations;

                              (C) third, to pay all other DIP Obligations in
               such order as the DIP Administrative Agent may determine in its sole discretion.

                  (iii) Prepayment of DIP Loans made, prior to the Maturity Date, pursuant to Section 3.0 l(b)(ii) shall be applied in the following order:

                              (A) first, to pay DIP Obligations in respect of
               any fees, expenses, reimbursements or indemnities then due to the DIP Agents or the DIP Lenders;

                              (B) second, to pay accrued interest on the DIP
               Loans;

                              (C) third, to pay the principal amount of the DIP
               Loans then outstanding in accordance with each DIP Lender's Pro Rata Share;

                  (iv) After the occurrence of an Event of Default and while the same is continuing, the DIP Administrative Agent shall apply all payments and prepayments of any DIP Obligations and all proceeds of DIP Collateral in the following order:

                              (A) first, to pay principal of and interest on any
               DIP Loans which the DIP Administrative Agent may have advanced on behalf of any DIP Lender pursuant to Section 2.0 1(c)(ii) for which the DIP Administrative Agent has not been reimbursed by such DIP Lenders or the Borrowers;

                              (B) second, to pay DIP Obligations in respect of
               any fees, expenses, reimbursements or indemnities then due to the DIP Agents or the DIP Lenders;

                              (C) third, to pay accrued interest on the DIP
               Loans;

                              (D) fourth, to pay the principal amount of the DIP
               Loans then outstanding in accordance with each DIP Lenders' Pro Rata Share;

                              (E) fifth, to pay all other DIP Obligations in
               such order as the DIP Administrative Agent may determine in its sole discretion;

The order of priority set forth in this Section 3.02(b) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the DIP Administrative Agent and the DIP Lenders among themselves.

               (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrowers hereunder or under the Note is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

               3.03 Taxes. (a) Except as provided below in this Section 3.03(a), all payments made by the Borrowers under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of. any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any DIP Agent or any DIP Lender as a result of a present or former connection between such DIP Agent or such DIP Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such DIP Agent's or such DIP Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any DIP Agent or any DIP Lender hereunder or under the Note (i) the Borrowers shall deduct or withhold the full amount of such Non-Excluded Taxes and pay such Non-Excluded Taxes to the appropriate Governmental Authority in accordance with applicable law and (ii) the amounts so payable to such DIP Agent or such DIP Lender shall be increased to the extent necessary to yield to such DIP Agent or such DIP Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note; provided that the Borrowers shall not be required to increase any such amounts payable to any DIP Lender unless the obligation to pay such increased amounts would not have arisen but for a change in law (including the Code or applicable tax treaty) occurring after the Closing Date. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the DIP Administrative Agent the required receipts or other required documentary evidence referred to in Section 3.03(d), the Borrowers shall indemnify the DIP Administrative Agent and the DIP Lenders for any incremental taxes, interest or penalties that may become payable by the DIP Lenders as a result of any such failure. The covenants in this Section 3.03 shall survive the termination of this Agreement and the payment of the Note and payment of the DIP Obligations hereunder.

               (b) Other Taxes. In addition, the Borrowers agree to pay any present or future stamp, value-added or documentary taxes or any other excise or property taxes, charges or similar levies which arise from (i) any payment made under any DIP Loan Document or (ii) the execution, delivery or registration of. or otherwise with respect to, this Agreement, the Note or any other DIP Loan Document (hereinafter referred to as "Other Taxes").

               (c) Indemnification. The Borrowers will indemnify each DIP Lender and each DIP Agent against, and reimburse each on demand for, the full amount of all Non-Excluded Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such DIP Lender or such DIP Agent (as the case may be) or any Affiliate of such DIP Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or lawfully payable. A certificate as to any amount payable to any Person under this Section 3.03 submitted by such Person to the Borrowers shall, absent manifest error, be presumed correct and binding upon all parties hereto. This indemnification shall be made within thirty (30) days from the date such Person makes written demand therefor.

               (d) Receipts. Within thirty (30) days after the date of any payment of NonExcluded Taxes or Other Taxes by the Borrowers, the Borrowers will furnish to the DIP Administrative Agent, at its address referred to in Section
12. 10, the original or a certified copy of a receipt or other documentation reasonably satisfactory to the DIP Administrative Agent evidencing payment thereof. The Borrowers will furnish to the DIP Administrative Agent upon the DIP Administrative Agent's request from time to time an Officer's Certificate stating that all Non-Excluded Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Non-Excluded Taxes or Other Taxes of which it is aware are due.

               (e) DIP Lenders Certifications. Without limiting the obligations of the Borrowers under this Section 3.03, each DIP Lender shall:

                           (i) deliver to the Borrowers and the DIP
         Administrative Agent on or before the Effective Date or the date on which such DIP Lender becomes a DIP Lender pursuant to Section 12.01,
         (1) in the case of a DIP Lender that is not created or organized under the laws of the United States or any state thereof or that is a foreign trust (within the meaning of Section 7701 (a)(3 I) of the Code) either
         (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form or forms (such as the W-8BEN, W-8IMY or W-8EC 1), as the case may be, (y) if such DIP Lender is not a "bank" within the meaning of Section 881 (c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under
         Section 87 1(h) or Section 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto together with a certificate executed by such DIP Lender claiming complete exemption from U.S. federal withholding tax on payments of interest by the Borrowers under this Agreement and the other DIP Loan Documents and representing that such DIP Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code), or
         (z), an Internal Revenue Service Form W-8, or successor applicable form or subsequent applicable version thereof or (2) an Internal Revenue Service Form W-9, or successor applicable form;

                           (ii) deliver to the Borrowers and the DIP
         Administrative Agent two further duly completed copies of any such form (or deliver the appropriate duly completed successor form of forms) or certification on or before the date that any such form or certification expires or becomes obsolete and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                           (iii) obtain such extensions of time for filing and duly complete such forms or certifications as may reasonably be requested by the Borrowers or the DIP Administrative Agent;

         unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which renders all such forms inapplicable or which would prevent such DIP Lender from duly completing and delivering any such form with respect to it and such DIP Lender so advises the Borrowers and the DIP Administrative Agent. Each Person that shall become a participant pursuant to Section
         12.01 shall, upon the effectiveness of the related transfer, be required to provide to the Borrowers and the DIP Administrative Agent all the forms and statements required of a DIP Lender pursuant to this Section. For purposes of this Section 3.03(e), a Form W-8BEN completed and delivered by a Person claiming a reduced rate of withholding at source under an income tax treaty will not be considered duly completed unless the form contains such Person's U.S. taxpayer identification number.

Notwithstanding anything contained in this Section 3.03, no DIP Lender shall have any liability owing to the Borrowers or any other GC Party for such DIP Lender's failure to give the applicable form or certification under this Section 3.03.

               3.04 Increased Capital. If any DIP Lender reasonably determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over such DIP Lender or banks or financial institutions generally (whether or not having the force of law) effective after the date hereof, compliance with which affects or would affect the amount of capital required or expected to be maintained by such DIP Lender or any corporation controlling such DIP Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any DIP Lender of its DIP Loans, any DIP Lender's participation in or obligation to participate in the DIP Loans, or other advances made hereunder or under the Note or the existence of any DIP Lender's obligation to make DIP Loans then, in any such case, upon demand by such DIP Lender (with a copy of such demand to the DIP Administrative Agent), the Borrowers agree to immediately pay to the DIP Administrative Agent for the account of such DIP Lender, from time to time as specified by such DIP Lender, additional amounts sufficient to compensate such DIP Lender or such corporation on an after-tax basis therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be presumed correct and binding for all purposes, absent manifest error.

                                   ARTICLE IV
                                INTEREST AND FEES

               4.01 Interest on the DIP Loans and other DIP Obligations. (a) Rate of Interest. All DIP Loans and the outstanding amount of all other DIP Obligations shall bear interest on the unpaid amount thereof from the date such DIP Loans are made or such other DIP Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(c), at a rate per annum equal to the sum of (I) the Base Rate as in effect from time to time, plus (II) the Applicable Margin.

               (b) Interest Payments. (i) Interest accrued on each DIP Loan shall be payable in arrears (A) on the last Business Day of each month, commencing on the first such day following the making of such DIP Loan, and (B) on the Maturity Date or such other date on which such DIP Loans become due and payable.

                  (ii) Interest accrued on the balance of all other DIP Obligations shall be payable in arrears (A) on the last Business Day of each month, commencing on the first such day following the incurrence of such DIP Obligation, and (B) on the Maturity Date or such other date on which the DIP Loans become due and payable.

               (c) Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere herein, effective immediately upon the occurrence of any Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all DIP Loans and of all other DIP Obligations, shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest that is otherwise applicable to such DIP Loans and other DIP Obligations from time to time (the "Default Rate").

               (d) Computation of Interest. Interest on DIP Loans and all other DIP Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any DIP Loan, the date of the making of the DIP Loan shall be included and the date of payment made in accordance with Section 3.02 shall be excluded; provided, however, if a DIP Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such DIP Loan.

               (e) Changes; Legal Restrictions. If after the date hereof any DIP Lender reasonably determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any DIP Lender or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

                           (i) subjects a DIP Lender to charges (other than Taxes) of any kind which is applicable to the Commitments of such DIP Lender or changes the basis of taxation of payments to that DIP Lender of principal, fees, interest, or any other amount payable hereunder; or

                           (ii) imposes, modifies, or holds applicable, any reserve special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a DIP Lender;

and the result of any of the foregoing is to increase the cost to that DIP Lender of making, renewing or maintaining the DIP Loans or its Commitments or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such DIP Lender (with a copy of such demand to the DIP Administrative Agent), the Borrowers shall immediately pay to the DIP Administrative Agent for the account of such DIP Lender, from time to time as specified by such DIP Lender such amount or amounts as may be necessary to compensate such DIP Lender on an after-tax basis, for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand. Such statement shall be presumed correct and binding for all purposes, absent manifest error.

               4.02 Fees (a) Facility Fee. The Borrowers agree to pay, on the date hereof, to the DIP Administrative Agent, for the account of the DIP Lenders in accordance with their Pro Rata Shares, a fee (the "Facility Fee") in the amount of $450,000.

               (b) Unused Commitment Fee. The Borrowers agrees to pay to the DIP Administrative Agent, for the account of the DIP Lenders in accordance with their Pro Rata Shares, a fee (the "Unused Commitment Fee") on the average amount by which (i) the Commitments exceeds (ii) the DIP Credit Obligations, accruing for the period commencing on the Effective Date and ending on the Termination Date, at the Commitment Fee Rate on such average amount, payable monthly in arrears on the last Business Day of each month, on the date of any Commitment reduction, and on the Termination Date.

               (c) Agency Fees. There shall be no agency fees payable in connection herewith; provided, that the provisions of this section shall in no way relieve the Borrowers of their obligation to pay fees an expenses incurred by the Agents, in accordance with the terms hereof.

               (d) Computation of Fees. All of the above fees payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other DIP Obligations. All fees in this Section 4.02 shall be non-refundable and shall be deemed fully earned when paid.

                                    ARTICLE V
                               CONDITIONS TO LOANS

               5.01 Conditions Precedent to the Effective Date. This Agreement shall become effective and the obligation of each DIP Lender on the Effective Date to make its initial DIP Loan requested to be made by it shall be subject to the satisfaction of all of the following conditions precedent:

               (a) Bankruptcy Court Orders. By no later than fifteen (15) days after the Filing Date, the DIP Administrative Agent shall have received, a copy of the Interim Order, entered by the Bankruptcy Court and the Interim Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended and shall otherwise be in form and substance satisfactory to the DIP Agents and the DIP Lenders. All "first day orders" entered by the Bankruptcy Court in the Chapter 11 Cases shall be in form and substance satisfactory to the DIP Agents and their counsel.

               (b) Documents; Other Matters. The DIP Administrative Agent (on behalf of itself and the DIP Lenders) shall have received on or before the Effective Date all of the following:

                           (i) this Agreement, the Note and all other agreements. documents, instruments, certificates and legal opinions described in the List of Closing Documents attached hereto and made a part hereof as Exhibit L each duly executed where appropriate and in form and substance satisfactory to the DIP Lenders and in sufficient copies for each of the DIP Lenders;

                           (ii) the Closing Budget, a June 30, 2000 balance sheet of Hoyts General Cinema South America, and a detailed summary of the assets of GCC Investments, Inc. as of October 9, 2000;

                           (iii) such additional opinions and documentation as the DIP Agents or the Requisite DIP Lenders may reasonably request.

               (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the DIP Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect the making of DIP Loans on the Effective Date or
(ii) would be reasonably expected to impose or result in the imposition of a Material Adverse Change.

               (d) Consents. Except as set forth on Schedule 5.01(A), and except for the approval of the Bankruptcy Court pursuant to the Orders, each GC Party shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary, in the reasonable judgment of the DIP Agents, to allow such GC Party, lawfully and without risk of rescission, (i) to execute, deliver and perform its obligations under each DIP Loan Document to which it is a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith, (ii) to consummate the transactions contemplated by the DIP Loan Documents and (iii) to create and perfect or continue the validity and perfection of the Liens on the DIP Collateral to be owned by it in the manner and for the purpose contemplated by the DIP Loan Documents

               (e) No Default. No Default or Event of Default shall have occurred and be continuing or would result from the making of the DIP Loans.

               (f) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in the other DIP Loan Documents shall be true and complete in all material respects on and as of the Effective Date.

               (g) Harcourt General, Inc. The Lenders shall have received copies of all term sheets or other documents between the Borrowers and Harcourt General, Inc. evidencing all new arrangements entered into, or to be entered into, just prior to or following the commencement of the Chapter 11 Cases.

               (h) GC International Stock. Harcourt General, Inc. shall have delivered to the Collateral Agent, for the benefit of the DIP Lenders, the stock held by it in GC International, Inc., along with stock powers executed by the Company and duly endorsed in blank.

               (i) GCC Investments Stock. The Company shall have delivered to the Collateral Agent, for the ratable benefit of the DIP Lenders, the stock owned by it in GCC Investments, Inc., along with stock powers duly endorsed in blank.


               5.02 Conditions Precedent to All DIP Loans. The obligation of each DIP Lender to make any DIP Loan requested to be made by it on any Funding Date on or after the Effective Date is subject to the following conditions precedent as of each such date:

               (a) Representations and Warranties. As of such date (unless the representation and warranty exclusively speaks of the Effective Date), both before and after giving effect to the DIP Loans to be made, all of the representations and warranties contained in Section 6.01 and in the other DIP Loan Documents shall be true and complete in all material respects.

               (b) No Defaults. As of such date, no Default or Event of Default shall have occurred and be continuing or would result from the making of the requested DIP Loan.

               (c) No Material Adverse Change. Since the Filing Date, with respect to the Borrowers and their Subsidiaries, other than the commencement of the Chapter 11 Cases and all events and circumstances leading thereto and associated therewith, there has occurred no event which has cause or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Change.

               (d) Bankruptcy Court Orders. (A) The Interim Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended and shall otherwise be in form and substance acceptable to the DIP Agents, or (B) if (x) the Funding Date or Issuance Date is more than forty-five (45) days after the Filing Date or (y) if the principal amount of the requested DIP Loan plus the DIP Credit Obligations exceeds the maximum amount authorized pursuant to the Interim Order, a Final Order shall have been entered, in form and substance satisfactory to the DIP Agents and their counsel, and such Final Order shall not have been vacated, stayed, reversed, modified or amended. (B) Prior to the entry of the Final Order, the Commitment shall not at any time exceed the lesser of $25,000,000 and the amount allowed pursuant to the Interim Order.

               (e) Borrowers' Certificates. As of such date, the Borrowers shall have delivered to the DIP Administrative Agent a Notice of Borrowing and Budget Compliance Certificate in form and substance acceptable to the DIP Administrative Agent.

               (f) Cash. The Borrowers shall have fully used all available cash in excess of $4,000,000.

               (g) Fees and Expenses Paid. As of such date, the Borrowers shall have paid the DIP Administrative Agent and the DIP Lenders, all fees and expenses (including, without limitation, reasonable legal and professional fees and expenses) due and payable on or before the Funding Date, as applicable.

               (h) Chief Financial Officer. The Borrowers shall continue to employ their current chief financial officer, or another qualified chief financial officer satisfactory to the Agents.

               (i) Material Adverse Change in Theater Subsidiaries. No material adverse change shall have occurred in the assets, operations, or liabilities of General Cinema Theatres, Inc. and its subsidiaries, taken as a whole) between October 11, 2000 and the date of the entry of the Final Order.

               (j) Valuation. The Lenders shall have received, not later than the date of the entry of the Final Order, evidence that value of assets of the Borrowers, after reduction of the amount of any lien on such assets with a higher priority than the lien granted to the Lenders pursuant to the Orders shall be at least $45,000,000, as reasonably determined by the Lenders after completion of their due diligence, such valuation to be based upon a valuation methodology selected by the Lenders and reasonably acceptable to the Company


Each request by the Borrowers for a DIP Loan, each submission by the Borrowers of a Notice of Borrowing, and each acceptance by the Borrowers of the proceeds of each DIP Loan made hereunder, shall constitute a representation and warranty by the Borrowers as of the Funding Date in respect of such DIP Loan that all the conditions contained in this Section 5.02 have been satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

               6.01 Representations and Warranties of the Borrowers. In order to induce the DIP Lenders to enter into this Agreement and to make the DIP Loans, the Borrowers hereby represents and warrants as follows:

               (a) Organization; Powers. Each GC Party (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) subject to the approval of the Bankruptcy Court, as appropriate, has all requisite power and authority to own, operate and encumber its assets and to conduct its business as presently contemplated.

               (b) Authority. (i) Subject to the approval of the Bankruptcy Court pursuant to the Orders, each GC Party has the requisite power and authority to execute, deliver and perform each of the DIP Loan Documents to which it is a party.

                  (ii) No other action or proceeding on the part of any GC Party is necessary to execute, deliver and perform each of the DIP Loan Documents to which it is a party thereto or to consummate the transactions contemplated thereby.

                  (iii) Each of the DIP Loan Documents to which any GC Party is a party has been duly executed and delivered by such GC Party and constitutes the legal, valid and binding obligation of such GC Party, enforceable against such GC Party in accordance with its terms.

               (c) Ownership. Schedule 6.01(C) sets forth the ownership of the Borrowers and their Subsidiaries as of the Effective Date. The Borrowers have delivered to the DIP Administrative Agent true and complete copies of the Governing Documents for each GC Party. There exists no other agreement or understanding (written or oral) affecting in any material respect the relative rights, obligations or liabilities of such GC Party other than said Governing Documents so delivered and such GC Party is in compliance in all material respects with all of its Governing Documents.

               (d) No Conflict. Except as set forth on Schedule 6.01(D), the execution, delivery and performance by each GC Party of each DIP Loan Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) conflict with the Governing Documents of such GC Party, (ii) violate any Requirements of Law (including Regulation T, Regulation U and Regulation X) or any material Contractual Obligation of such GC Party or require the termination of such material Contractual Obligation by such GC Party, (iii) constitute a tortious interference with any Contractual Obligation of any Person or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such GC Party, other than Liens expressly contemplated by the DIP Loan Documents.

               (e) Governmental Consents. Except as set forth of Schedule 6.01(E) and except for the approval of the Bankruptcy Court pursuant to the Orders, the execution, delivery and performance by each GC Party of each DIP Loan Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority.

               (f) Governmental Regulation. Except for the approval of the Bankruptcy Court pursuant to the Orders, no GC Party is limited in its ability to incur indebtedness or its ability to consummate the transactions contemplated by the DIP Loan Documents by reason of regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation. No GC Party is an entity that is required to be registered as an investment company under the Investment Company Act of 1940.

               (g) Subsidiaries. As of the Effective Date, the Borrowers have no Subsidiaries or interests in any joint venture or partnership of any other Person other than the Subsidiaries set forth on Schedule 6.0 1(C).

               (h) Financial Position. True and complete copies of the following financial statements have been delivered to the DIP Administrative Agent and the DIP Lenders: (i) the certified unaudited consolidated balance sheet as at the end of fiscal year ended October 31, 1999, and the related consolidated statements of operations, cash flows and shareholders equity and the notes thereto of the Borrowers and their Subsidiaries for such fiscal year then ended, and (ii) the unaudited quarterly consolidated and unconsolidated financial report as at July 31, 2000. The foregoing financial statements were prepared in conformity with GAAP, except as otherwise noted therein, and fairly present the financial positions and the results of operations and equity of the Borrowers and their Subsidiaries and the consolidated statement of cash flows for the Borrowers and their Subsidiaries, in each case as applicable, for each of the periods covered thereby as at the respective dates thereof. No GC Party has any Accommodation Obligation, contingent liability or liability for any Taxes, long-term leases or commitments, not reflected in the foregoing financial statements which will have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               (i) Schedule 6.01(i) sets forth an accurate summary of all intercompany account balances as of July 31, 2000..

               (j) Litigation; Adverse Effects. Except as set forth in Schedules 6.0l(J(i)) and 6.01(P), and except for motion(s) brought by the Borrowers seeking entry of the Orders by the Bankruptcy Court, no GC Party has received any notice of any action, suit, proceeding, investigation or arbitration before or by any Governmental Authority or private arbitrator pending nor, to the knowledge of such GC Party, threatened against such GC Party or any of its assets (i) challenging the validity or the enforceability of any of the DIP Loan Documents or any transactions contemplated thereby or (ii) which will or is reasonably likely to result in, individually or in the aggregate, any Material Adverse Change. Except as set forth in Schedule 6.0l(J(ii)), there is no material loss contingency within the meaning of GAAP which has not been reflected in the financial statements of the Borrowers and their Subsidiaries with respect to the financial statements referred to in Section 6.01(h) nor in any financial statements of the Borrowers and their Subsidiaries delivered hereunder. Except for orders issued in connection with the Chapter 11 Cases, no GC Party is subject to, or in default with respect to, any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               (k) No Material Adverse Effect. Since the commencement of the Chapter 11 Cases, there has occurred no event which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect upon
(i) the condition (financial or otherwise), operations, assets, business, properties or performance of the Borrowers and their Subsidiaries, taken as a whole, (ii) the ability of the GC Parties to perform their respective obligations under the DIP Loan Documents, or (iii) the ability of the DIP Lenders, or any DIP Agent to enforce the DIP Loan Documents.

               (l) Payment of Taxes. Except as set forth on Schedule 6.01(L), all tax returns and reports of each of the Borrowers and their Subsidiaries required to be filed have been timely filed and all taxes, assessments, fees and other governmental charges shown to be due and payable on said returns have been timely paid and all other taxes, assessments, fees and other governmental charges imposed upon it or any of its property by any Governmental Authority have been timely paid (other than any taxes, assessments, fees or other charges
(i) which are being contested in good faith by the Borrowers or their Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the DIP Collateral and
(ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made). The Borrowers do not have any knowledge of any proposed assessment against any Borrower or any Subsidiary that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Change.

               (m) Disclosure. The representations and warranties of each GC Party contained in the DIP Loan Documents, the Budgets and all information, certificates and other documents delivered pursuant to the terms thereof, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No GC Party has withheld any fact or facts from the DIP Administrative Agent or the DIP Lenders in regard to any matter which will have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               (n) Requirements of Law. No GC Party is in violation of any Requirement of Law applicable to it or its business which violation (singularly or in the aggregate) will have or is reasonably likely to have a Material Adverse Effect.

               (o) Environmental Matters. (i) To the best of each GC Party's knowledge after diligent inquiry; and except as disclosed on Schedule 6.0 1(P):

                              (A) each GC Party and its operations comply in all
               material respects with all applicable Environmental, Health or Safety Requirements of Law:

                              (B) each GC Party has obtained all material
               environmental, health and safety Permits necessary for its operation, all such Permits are in good standing and such GC Party is in material compliance with all terms and conditions of such Permits;

                              (C) as of the Closing Date, no GC Party nor any of
               its present Property or operations nor its past Property or operations, are subject to any investigation, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting (i) any Environmental, Health or Safety Requirements of Law, (ii) any Remedial Action or (iii) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment; which in the case of clauses (i), (ii), or (iii), individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Change;

                              (D) no GC Party has filed any notice:

                                    (I)      reporting a material Release of a
                                             Contaminant except such releases
                                             that are in material compliance
                                             with all Environmental, Health or
                                             Safety Requirements of Law;

                                    (2)      indicating past or present
                                             treatment, storage or disposal of a
                                             hazardous waste, as that term is
                                             defined under 40 C.F.R. Part 261 or
                                             any state equivalent, except in
                                             material compliance with all
                                             Environmental, Health or Safety
                                             Requirements of Law; or

                                    (3)      reporting a material violation of
                                             any applicable Environmental,
                                             Health or Safety Requirement of
                                             Law;

                              (E) no GC Party's present Property or, its past
               Property is listed or proposed for listing on the National Priorities List pursuant to CERCLA ("NPL") or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                              (F) no GC Party has sent or directly arranged for
               the transport of any waste or Contaminant to any site listed or proposed for listing on the NPL or on any state list of sites requiring Remedial Action;

                              (G) there is not now, nor has there ever been on
               or in the Property of any GC Party:

                                    (1)      any treatment, recycling, storage
                                             or disposal of any hazardous waste,
                                             as that term is defined under 40
                                             C.F.R. Part 261 or any state
                                             equivalent, requiring a Permit;

                                    (2)      any landfill, underground storage
                                             tank or surface impoundment; or

                                    (3)      any polychlorinated biphenyls
                                             (PCBs) used in hydraulic oils,
                                             electrical transformers or other
                                             equipment or any Asbestos
                                             Containing Material;

                              (H) no Environmental Lien has attached to any
               Property of any GC Party.

                  (ii) Except as disclosed on Schedule 6.0 1(P):

                              (A) no GC Party's Property is subject to any
               Environmental Property Transfer Act in connection with the transactions contemplated by the DIP Loan Documents, or to the extent such Acts are applicable to any such Property in connection therewith, such GC Party has fully complied with the requirements of such Acts prior to the Closing Date;

                              (B) as of the Effective Date, no GC Party has
               received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment; and

                              (C) the Borrowers and their Subsidiaries are
               conducting and will continue to conduct their respective businesses and operations in material compliance with all applicable Environmental, Health or Safety Requirements of Law.

               (q) ERISA. Neither any GC Party nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule 6.01(Q). Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Except as disclosed on Schedule 6.01(Q), neither any GC Party nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by

Part 6 of Title I of ERISA. Neither any GC Party nor any ERISA Affiliate has breached in any material respect of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder with-respect to any Plan. No Benefit Plan has any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and 4 12(a) of the Code) whether or not waived. Neither any GC Party nor any ERISA Affiliate has any liability, whether direct or indirect, contingent or otherwise, under Section 4063, 4064, 4069, 4204 or 42 12(c) of ERISA. Neither any GC Party nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. Neither any GC Party nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the DIP Administrative Agent is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither any GC Agent nor any ERISA Affiliate has an outstanding liability in respect of (i) a failure to make a required contribution or payment to a Multiemployer Plan or (ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan. Neither any GC Party nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither any GC Party nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401 (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 6.01(Q), neither any GC Party nor any ERISA Affiliate has by reason of the transaction contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Except as provided on Schedule 6.01(Q), no GC Party is the grantor of a grantor trust established pursuant to Subpart E of Subchapter J of the Code.

               (r) Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan. With respect to any Foreign Employee Benefit Plan maintained by any GC Party or any ERISA Affiliate (other than a Foreign Pension
Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plan will not result in a material liability. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any GC Party or any ERISA Affiliates with respect to any Foreign Employee Benefit Plan.

               (s) Labor Matters. Except as provided in Schedule 6.01(s), as of the Effective Date, no GC Party is a party to any collective bargaining agreement. There are no strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which such GC Party is a party which would have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               (t) Securities Activities. No GC Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

               (u) Patents, Trademarks. Permits, etc.; Government Approvals.

                    (i) Except as set forth on Schedule 6.01(U), each GC Party owns, is licensed or otherwise has the lawful right to use all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its condition (financial or otherwise), operations or performance. There are no claims pending or, to the best of such GC Party's knowledge, threatened that such GC Party is infringing or otherwise adversely affecting the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of such GC Party which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

                    (ii) The consummation of the transactions contemplated by the DIP Loan Documents will not impair such GC Party's ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes in any manner which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change.


               (v) Insurance. Schedule 6.01(V) accurately sets forth all insurance policies and programs in effect as of the Effective Date with respect to the property and assets and business of each GC Party, specifying for each such policy and program, (i) the amount thereof and the amount of the deductible relating thereto, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof.

               (w) Assets and Properties. Each GC Party has good and marketable title or leasehold interests, as applicable, to all of its material assets and property (tangible and intangible), and all such assets and property are free and clear of all Liens except Liens securing the DIP Obligations and Liens permitted under Section 9.03. Substantially all of the assets and property owned by, leased to or used by such GC Party are in good operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Change. Neither this Agreement nor any other DIP Loan Document, nor any transaction contemplated under any DIP Loan Document, will affect any right, title or interest of such GC Party in and to any of such assets in a manner that would have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               (x) Bank Accounts. Except as set forth on Schedule 6.01(Y), no GC Party maintains a bank account or deposits funds with any other financial institution.

               (y) Forfeiture Proceeding. No GC Party is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against it is pending or, to the best of each GC Party's knowledge, threatened.



                                   ARTICLE VII
                               REPORTING COVENANTS

               The Borrowers covenant and agree so long as any Commitment is outstanding and thereafter until payment in full of the DIP Obligations:

               7.01 Financial Statements. The Borrowers shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements of the Borrowers and their Subsidiaries in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrowers shall deliver or cause to be delivered to the DIP Administrative Agent:

               (a) Monthly Reports. As soon as practicable, and in any event within fifteen (20) days after the end of each fiscal month, unaudited consolidated balance sheets of each Borrower and their Subsidiaries as of the end of such month, and the related consolidated statements of income of each Borrower and their Subsidiaries for such month and for the calendar year to date period, in each case certified by the Chief Financial Officer of the Company as fairly presenting the financial position of each Borrower and their Subsidiaries as at the dates indicated and the results of its operations and cash flow for the month and calendar year to date periods indicated in accordance with GAAP, subject to normal year-end adjustments.

               (b) As soon as practicable, and in any event within forty-five
(45) days after the end of the first three fiscal quarters in each Fiscal Year, consolidated balance sheets of each Borrower and their Subsidiaries as at the end of such period and the related statements of income and cash flow of each Borrower and their Subsidiaries for such fiscal quarter, certified by the Chief Financial Officer as fairly presenting the financial position of each Borrower and their Subsidiaries as at the dates indicated and the results of its operations and cash flow for the fiscal quarter indicated in accordance with GAAP, subject to normal year end adjustments and reviewed by the Chief Financial Officer.

               (c) Annual Reports. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the audited consolidated (and unaudited consolidating) balance sheet of each Borrower and their Subsidiaries as of the end of such Fiscal Year and the related audited consolidated (and unaudited consolidating) statements of income and cash flow of each Borrower and their Subsidiaries for such Fiscal Year, and
(ii) a report thereon of an independent certified public accounting firm reasonably acceptable to the DIP Administrative Agent, which report shall be unqualified (except for going concern qualifications and similar qualifications relating to the pendency of the Chapter 11 Cases) and shall state that such financial statements fairly present, in all material respects, the financial position of each Borrower and their Subsidiaries as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

               (d) Certificates. Together with each delivery of any financial statement pursuant to paragraphs (a), (b) and (c) of this Section 7.01, a compliance certificate substantially in the form of Exhibit K attached hereto and made a part hereof (the "Compliance Certificate") stating that such officer has reviewed the terms of the DIP Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and consolidated financial condition of each Borrower and their Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action each Borrower have taken, is taking and proposes to take with respect thereto, and such Compliance Certificate shall be in form and substance acceptable to the DIP Administrative Agent.

               (e) Weekly Reports. Each Borrower shall deliver or cause to be delivered to the DIP Administrative Agent on the Weekly Delivery Date, the Weekly Budget, and the Budget Compliance Certificate, in each case, certified by the Chief Financing Officer as having been prepared in good faith. Based on the Weekly Budget, the DIP Administrative Agent may in its sole discretion agree to adjust or modify the Closing Budget.

               (f) Revised Monthly Closing Budget. On or before the day which is five (5) Business Days prior to the end of each calendar month, the Borrowers shall deliver to the DIP Administrative Agent a revised and updated Closing Budget which shall be in the same form as the initial Closing Budget and shall
(i) be accompanied by a comparison on a line item bais of any differences from the line items previously projected, and including a forecast of expected borrowings hereunder, all of which shall be in all respects reasonably acceptable to the DIP Agents and the Requisite DIP Lenders.

               (g) UCC Search Results. The DIP Administrative Agent shall receive on or before October 31, 2000 (or such later date as to which the DIP Administrative Agent shall consent) certified copies of Requests for Information or Copies (Form UCC- 11), or equivalent reports, dated as of a date reasonably satisfactory to the DIP Administrative Agent, listing all effective financing statements that name any Borrower or any GC Party as debtor and that are filed in the jurisdictions where any Borrower or any GC Party conduct business, reflecting the absence of Liens on the assets and properties of the Borrowers and the GC Parties (including, without limitation, the DIP Collateral) other than Liens acceptable to the DIP Agents in their sole discretion.

               (h) Consolidating Financial Statements. Not later than January 13, 2001, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of October 10, 2000.

               7.02 Management Reports. The Borrowers shall deliver or cause to be delivered to the DIP Administrative Agent copies of any management reports delivered to any GC Party or to any officer or employee thereof by the accountants in connection with the financial statements delivered pursuant to
Section 7.01.

               7.03 Other Financial Information. (a) The Borrowers shall deliver or cause to be delivered to the DIP Administrative Agent such other non-privileged reports, contracts, schedules, lists, documents, agreements and instruments with respect to (i) Chapter 11 Cases, (ii) the DIP Collateral and
(iii) the business, condition (financial or otherwise), operations, performance or properties of any GC Party as the DIP Administrative Agent may, from time to time, reasonably request. Each GC Party hereby authorizes the DIP Agents and their representatives to communicate directly with the accountants and the Restructuring Professionals and hereby authorizes the accountants and the Restructuring Professionals to disclose to the DIP Agents and such representatives and the DIP Lenders any and all financial statements and other non-privileged information of any kind that such accountants and the Restructuring Professionals may have with respect to the DIP Loans, the DIP Collateral or the condition (financial or otherwise), operations, properties and performance of the Borrowers and their Subsidiaries. The Borrowers, within five
(5) Business Days after the Effective Date, shall deliver a letter addressed to its accountants and the Restructuring Professionals instructing them to disclose such information in compliance with this Section 7.03(a).

               (b) The Company shall deliver or cause to be delivered to the DIP Administrative Agent copies of all financial statements, reports and notices, if any, sent or made available generally by the Company to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, and of all press releases made available generally by the Company to the public concerning material developments in the Borrowers' business.

               7.04 Events of Default. Promptly, and in any event within three
(3) days, upon any GC Party obtaining knowledge (i) of any condition or event which constitutes a Default or an Event of Default, (ii) of any condition or event which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change or materially adversely affect the DIP Collateral Agent's interest in the DIP Collateral or adversely affect the value of the DIP Collateral in any material respect, such GC Party shall deliver to the DIP Administrative Agent an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith and (C) what action such GC Party has taken, is taking and proposes to take with respect thereto.

               7.05 Lawsuits. Promptly, and in any event within ten (10) day, upon any GC Party obtaining knowledge of the institution of, or written threat of, (i) (A) any action, suit, proceeding or arbitration against or affecting such GC Party or any asset of such GC Party not previously disclosed pursuant to
Schedule 6.0 l(J)(i) or Schedule 6.01(P) involving an alleged liability or cost in excess of One Million Dollars ($1,000,000) or any actions, suits, proceedings or arbitration which in the aggregate involve money or property valued in excess of One Million Dollars ($1,000,000), (B) any investigation or proceeding before or by any Governmental Authority, the effect of which is reasonably likely to limit, prohibit or restrict materially the manner in which such GC Party currently conducts its business or to declare any substance contained in such products manufactured or distributed by it to be dangerous, except where the same is fully covered by insurance (other than applicable deductible), or (C) any Forfeiture Proceeding, such GC Party shall give written notice thereof to the DIP Administrative Agent and provide such other information as may be reasonably available to enable such DIP Lenders and the DIP Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within ten (10) days after the end of each month, each GC Party shall provide the DIP Administrative Agent with a litigation status report covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration reported pursuant to clause (i) above and shall provide such other information at such time as may be reasonably available to enable the DIP Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 7.05, each GC Party upon request of the DIP Administrative Agent or the Requisite DIP Lenders shall promptly give written notice to the DIP Administrative Agent of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (jj) above and provide such other information as may be reasonably available to it to enable the DIP Administrative Agent and its counsel to evaluate such matters.

               7.06 Insurance. As soon as practicable and in any event by October 31, 2000, 2000 and within ten (10 Business Days following the expiration of any policy, the Borrowers shall deliver to the DIP Administrative Agent (i) an updated Schedule 6.01(V) in form and substance reasonably satisfactory to the DIP Administrative Agent and the DIP Lenders outlining all insurance policies and programs currently in effect with respect to the property and assets and business of the GC Parties, insurance coverage maintained as of the date of such report by the GC Parties and the loss payment provisions of such coverage and
(ii) evidence that all premiums with respect to such coverage have been paid when due.

               7.07 ERISA Notices. The Borrowers shall deliver to the DIP Administrative Agent the following information and notices as soon as possible, and in any event:

                    (i) within ten (10) Business Days after either a GC Party or an ERISA Affiliate knows or has reason to know that an ERISA Termination Event has occurred, a written statement of the Chief Financial Officer of the Borrowers describing such ERISA Termination Event and the action, if any, which such GC Party or such ERISA Affiliate has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                    (ii) within ten (10) Business Days after either a GC Party or an ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Code) that could reasonably be expected to have Material Adverse Effect has occurred, a statement of the Chief Financial Officer of the Borrowers describing such transaction and the action which any GC Party or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                    (iii) within ten (10) Business Days after the filing thereof with the DOL, the IRS or the PBGC, upon the written request of the DIP Administrative Agent copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                    (iv) within ten (10) Business Days after receipt by any GC Party or any ERISA Affiliate of each upon the written request of the DIP Administrative Agent copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                    (v) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any GC Party or any ERISA Affiliate with respect to such request;

                    (vi) within ten (10) Business Days after the occurrence thereof, notification of any increases in the benefits of any existing Benefit Plan or the establishment of any new Plan or the commencement of contributions to any Benefit Plan to which any GC Party or any ERISA Affiliate was not previously contributing;

                    (vii) within ten (10) Business Days after receipt by any GC Party or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                    (viii) within ten (10) Business Days after receipt by any GC Party or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                    (ix) within ten (10) Business Days after receipt by any GC Party or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                    (x) within ten (10) Business Days after any GC Party or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure;

                    (xi) within ten (10) Business Days after any GC Party or any ERISA Affiliate knows or has reason to know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

                    (xii) within ten (10) Business Days after receipt by any GC Party of a written notice from the DIP Administrative Agent, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the DIP Administrative Agent in such notice.

For purposes of this Section 7.07, any GC Party and any ERISA Affiliate shall be deemed to know all facts actually known by the administrator of any Plan of which such GC Party or such ERISA Affiliate is the plan sponsor.

               7.08 Environmental Reports; Notices. (a) The Borrowers shall notify the DIP Administrative Agent in writing, promptly, and in any event within ten (10) days, upon any GC Party's receipt in writing thereof, of any:

                    (i) notice or claim to the effect that any GC Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

                    (ii) notice that any GC Party has been identified as potentially responsible for, or is subject to investigation by any Governmental Authority relating to, the Release or threatened Release of any Contaminant into the environment, or any unsafe or unhealthful condition at any Property of any GC Party;

                    (iii) notice that any Property of any GC Party is subject to an Environmental Lien;

                    (iv) notice of violation to any GC Party of any Environmental, Health or Safety Requirement of Law:

                    (v) notice of commencement or threat of any judicial or administrative proceeding alleging a violation of any Environmental, Health or Safety Requirement of Law;

                    (vi) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law which reasonably could be expected to have a Material Adverse Effect on the Property, operations or condition (financial or otherwise) of any GC Party; or

                    (vii) any proposed acquisition of stock, assets, real estate, or leasing of Property, or any other action by any GC Party that could subject any GC Party to environmental, health or safety Liabilities and Costs that could have a Material Adverse Effect.

               (b) The Borrowers shall notify the DIP Administrative Agent in writing, promptly, and in any event within ten (10) day, upon any filing or report made by the Borrowers or any other GC Party with any Governmental Authority with respect to (i) the violation of any Environmental, Health or Safety Requirement of Law, (ii) any unpermitted Release or threatened Release of a Contaminant or (iii) any unsafe or unhealthful condition at any Property of the Borrowers or any other GC Party that with respect to clauses (i), (ii) and
(iii) could have a Material Adverse Change.

               7.09 Labor Matters. Each GC Party shall notify the DIP Administrative Agent in writing, promptly, and in any event within ten (10) days, after (a) entering into any collective bargaining agreement and (b) learning of (i) any material labor dispute to which such GC Party may become a party' any strikes, lockouts or other disputes relating to such GC Party's plants and other facilities and (ii) any material liability incurred with respect to the closing of any plant or other facility of such GC Party.

               7.10 Other Information. Promptly, and in any event within ten
(10) days, upon receiving a request therefor from any DIP Agent, each GC Party shall prepare and deliver to the DIP Administrative Agent such other information with respect to such GC Party or the DIP Collateral, including, without limitation, schedules identifying and describing the DIP Collateral and any dispositions thereof, as from time to time may be reasonably requested by any DIP Agent.

               7.11 Chapter 11 Reporting. The Borrowers shall deliver or cause to be delivered to the DIP Administrative Agent (i) all materials, statements and reports required to be made or given by the Borrowers or their Subsidiaries pursuant to the Orders, (ii) all pleadings filed in the Chapter 11 Cases and
(iii) as soon as practicable after completion, all materials, statements and reports distributed to any official committee in the Chapter 11 Cases.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

               The Borrowers covenant and agree so long as any Commitment is outstanding and thereafter until payment in full of the DIP Obligations:

               8.01 Existence, etc. Except for those transactions expressly permitted under Section 9.09, each GC Party shall at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where the loss or termination of such rights and franchises does not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               8.02 Powers; Conduct of Business. Each GC Party shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               8.03 Compliance with Laws, Contractual Obligations, etc. Each GC Party shall, (a) comply with all Requirements of Law (including, without limitation, Environmental, Health or Safety Requirements of Law), post-Filing Date Contractual Obligations and restrictive covenants affecting such Person or the business, property, assets or operations of such Person and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either clause (a) or
(j) above does not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               8.04 Payment of Taxes and Claims. Each GC Party shall pay all post-Filing Date (a) taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Change, and (b) claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable prior to the same becoming subject to a Lien upon any of such Person's properties or assets and prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

               8.05 Insurance. (a) Each GC Party shall maintain insurance against loss or damage of the kind customarily insured against by corporations similarly situated with reputable insurers and with deductibles and on terms customary for corporations similarly situated. All such policies and programs shall be maintained with insurers reasonably satisfactory to the DIP Administrative Agent. Each certificate and policy relating to property damage, machinery and/or business interruption coverage shall contain an endorsement, in form and substance reasonably satisfactory to the DIP Administrative Agent, showing loss payable to the DIP Collateral Agent, for the ratable benefit of the DIP Lenders, and, if required by the DIP Administrative Agent, naming the DIP Collateral Agent as an additional insured under such policy. Each certificate and policy relating to coverages other than the foregoing shall contain an endorsement, if required by the DIP Administrative Agent, naming the DIP Collateral Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the DIP Administrative Agent shall provide that the insurance companies will give the DIP Collateral Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the DIP Collateral Agent and the DIP Lenders or canceled and that no act, whether willful or negligent, or default of any GC Party or any other Person shall affect the right of the DIP Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. Borrowers shall deliver to DIP Administrative Agent a letter from the Borrowers' insurance brokers confirming that the insurances currently in effect comply with the requirements of this Agreement. In the event any GC Party, at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the DIP Administrative Agent, without waiving or releasing any obligation or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the DIP Administrative Agent deems advisable; provided, however, in the event that the DIP Administrative Agent decides to obtain and maintain such policies, the DIP Administrative Agent will give notice to the Borrowers, at least ten days prior to taking any such action, and an opportunity for the Borrowers to cure such failure. All sums so disbursed by the DIP Administrative Agent shall be part of the DIP Obligations hereunder, payable on demand.

               (b) Each GC Party will appoint or designate a person, with the approval of the DIP Administrative Agent, to settle or adjust such claims individually or in the aggregate not in excess of One Million Dollars ($1,000,000) during any fiscal year without the consent of the DIP Administrative Agent. In the event such claims exceed the foregoing amount, or claims individually or in the aggregate have or are likely to have a Material Adverse Change, such settlements and adjustments thereof shall be made with the DIP Administrative Agent's consent. As elected by the Requisite DIP Lenders, the Net Cash Proceeds of any such insurance claim or settlement shall be applied to replace or repair such asset or to prepay the DIP Loans as provided in Section 3.02(b)(ii), unless the Requisite Lenders otherwise agree, the aggregate Commitment shall be immediately, automatically, and permanently by the amount of such Net Cash Proceeds.

               8.06 Inspection of Property; Books and Records; Discussions. Each GC Party shall permit any authorized representative(s) designated by any DIP Agent to visit and inspect any of the assets of such GC Party, to examine, audit, check and make copies of its financial and accounting records, books, journals, documents, orders, receipts and any correspondence and other data relating to its businesses or the transactions contemplated by the DIP Loan Documents to inspect any of its Property or operations and to discuss such Person's affairs, operations, finances, accounts and other matters with its officers and independent certified public accountants and the Restructuring Professionals, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested; provided, however, that upon the occurrence and during the continuance of an Event of Default each GC Party shall permit any authorized representative(s) designated by any DIP Agent or any

DIP Lender to do all of the foregoing without notice, at any time and as often as any DIP Agents or any DIP Lender may request. All such visitations and inspections shall be at the Borrowers' expense. Each GC Party shall keep and maintain in all material respects proper books of record and account in which entries sufficient to prepare financial statements in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities, including, without limitation, transactions and other dealings with respect to the DIP Collateral. If an Event of Default has occurred and is continuing, each GC Party, upon the DIP Administrative Agent's request, shall turn over copies of any such records to the DIP Administrative Agent or its representatives.

               8.07 Tax Identification Numbers. Each GC Party shall provide the DIP Administrative Agent in writing its tax identification number promptly upon the availability thereof.

               8.08 ERISA Compliance. Each GC Party shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans. Each GC Party shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plans.

               8.09 Maintenance of Property. Each GC Party shall maintain in all material respects all of its owned and leased property in good, safe and insurable condition and repair and in accordance with any applicable manufacturers' specifications and recommendations, and not permit, commit or suffer any waste (except in the ordinary course of business) or abandonment of any such property and from time to time shall make or cause to be made all repairs, renewal and replacements thereof, except in the case where noncompliance thereof, singularly or in the aggregate, does not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

               8.10 Condemnation. Within ten (10) Business Days after learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of any GC Party, such GC Party shall notify the DIP Administrative Agent of the pendency of such proceeding, and permit the DIP Administrative Agent to participate in any such proceeding, and from time to time will deliver to the DIP Administrative Agent all instruments reasonably requested by the DIP Administrative Agent to permit such participation.

               8.11 Maintenance of Licenses, Permits, etc. Each GC Party shall maintain in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Change; and notify the DIP Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

               8.12 Retention of Restructuring Professionals. The Borrowers shall continue retaining the Price Waterhouse Copies or such other advisors or investment bankers acceptable to the DIP Agents (collectively, the "Restructuring Professionals") pursuant to engagements letters in form and substance acceptable to the DIP Agents.

               8.13 Bank Accounts. (a) At all times maintain the bank accounts specified in Schedule 6.01(Y) or such other bank accounts acceptable to the DIP Administrative Agent and the DIP Collateral Agent. All cash collateral and proceeds of DIP Loans together with all Cash Collateral (as defined in the Interim Order) shall be deposited and maintained only in a cash concentration account or in an account permitted by an order of the Bankruptcy Court, as approved by the DIP Agents, and to the extent not expended by the Borrowers pursuant to the Closing Budget, used to reduce the DIP Loans.

               (b) The Borrowers (i) cause each relevant GC Party and Chase Manhattan Bank on or before October 31, 2000 (or such later date as to which the DIP Administrative Agent shall consent) to execute and deliver a Cash Collateral Pledge Agreement, and (ii) shall exercise commercially reasonable efforts to cause each other depository institution referred to in clause (a) that is designated by the DIP Collateral Agent, on or before January 31, 2000 (or such later date as to which the DIP Administrative Agent shall consent) to execute and deliver, a Cash Collateral Pledge Agreement.


                                   ARTICLE IX
                               NEGATIVE COVENANTS

               The Borrowers covenant and agree so long as any Commitment is outstanding and thereafter until payment in full of the DIP Obligations:

               9.01 Indebtedness. The GC Parties shall not, directly or indirectly, create, incur, assume or otherwise become liable with respect to any Indebtedness, except:

                      (i) the DIP Obligations;

                      (ii) post-Filing Date Indebtedness owing by one Borrower to another;

                      (iii) post-Filing Date Accommodation Obligations that are permitted under Section 9.05

                      (iv) trade payables incurred in the ordinary course of business in accordance with the Closing Budget; and

                      (v) Indebtedness expressly permitted pursuant to the Orders.

               9.02 Sales of Assets. The GC Parties shall not, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of any asset, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                      (i) the disposition of Equipment if such Equipment is obsolete or no longer useful in the ordinary course of such GC Party's business in an aggregate amount not to exceed One Million Dollars ($1,000,000) during any twelve (12) month period commencing on the Closing Date;

                      (ii) the disposition of Property by casualty or condemnation, provided that the proceeds of any claim or settlement in connection therewith are applied in accordance with Section 8.05(b)

                      (iii) assignments, transfers, conveyances and other dispositions from a Borrower to another Borrower;

                      (iv) Permitted Dispositions;

                      (v) all licenses granted in the ordinary course of business; and

                      (vi) Excluded Asset Sales.

               9.03 Liens. The GC Parties shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to the DIP Collateral, except:

                      (i) Liens created by the DIP Loan Documents;

                      (ii) Liens expressly permitted by the Orders;

                      (iii) Permitted Existing Liens; and

                      (iv) Customary Permitted Liens.

               9.04 Investments. (a) The GC Parties shall not, directly or indirectly, make or own any Investment, except:

                      (i) Investments in Cash Equivalents; and

                      (ii) Investments by any GC Party in another GC Party, existing on the Filing Date or an additional investment in Velocom, Inc. in an amount not to exceed $5,175,000;

               (b) No GC Party shall acquire by purchase or otherwise all or substantially all of the business property or assets of, or stock or other evidence of beneficial ownership of, any Person.

               (c) No GC Party shall create any new Subsidiary.

               9.05 Accommodation Obligations. The GC Parties shall not, directly or indirectly, create or become or be liable with respect to any Accommodation Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business, and (ii) Accommodation Obligations by one GC Party on behalf of another GC Party but only in connection with Indebtedness permitted under
Section 9.01.

               9.06 Restricted Junior Payments. The GC Parties shall not declare or make any Restricted Junior Payments.

               9.07 Change in Nature of Business. The GC Parties shall not make any material change in the nature of their business from the businesses carried on as of the Closing Date.

               9.08 Transactions with Affiliates. None of the GC Parties shall, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of such GC Party except transactions the terms of which are (i) disclosed to the DIP Agents in detail acceptable to the DIP Agents and (ii) in the ordinary course of business as determined in good faith by the Chief Financing Officer, in accordance with customary practice, and not less favorable to such GC Party than those that might be obtained in an arm's length transaction at the time from a Person who is not an Affiliate.

               9.09 Restriction on Fundamental Changes. (a) No GC Party shall, directly or indirectly, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or assets, whether now or hereafter acquired, except for Permitted Dispositions except the closing of theaters and the disposition of assets relating to such closed theaters; provided, that such theaters do not operate at the locations listed in Exhibit B to the Collateral Assignment of Leases.

               (b) No GC Party shall change its corporate, capital or legal structure.

               (c) No GC Party shall issue any Capital Stock.

               9.10 Sales and Leasebacks. No GC Party shall become liable, by assumption or by Accommodation Obligation, with respect to any lease, whether a Capital Lease or an operating lease, of any Property (whether real or personal or mixed) (i) which such GC Party has sold or transferred or will sell or transfer to any other Person or (ii) which such GC Party intends to use for substantially the same purposes as any other asset which it has sold or transferred or will sell or transfer to any other Person in connection with such lease.

               9.11 Margin Regulations. No GC Party shall use all or any portion of the proceeds of any DIP Loan made under this Agreement to purchase or carry Margin Stock.

               9.12 ERISA. No GC Party shall, nor shall it permit any ERISA Affiliate to, do any of the following to the extent that such act or failure to Act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Change:

                      (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                      (ii) fail, or permit any ERISA Affiliate to fail, to timely pay contributions or annual installments required under
           Section 412 of the Code or due with respect to any waived funding deficiency with respect to any Benefit Plan;

                      (iii) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of any GC Party or any ERISA Affiliate under Title IV of ERISA;

                      (iv) fail to make any contribution or payment to any Multiemployer Plan which any GC Party or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                      (v) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that any GC Party or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Code;

                      (vi) permit any unfunded liabilities with respect to any Foreign Pension Plan; or

                      (vii) fail, or permit any GC Party or ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

               9.13 Amendment of Governing Documents. Except as expressly permitted under this Agreement, no GC Party shall amend, supplement or otherwise change its Governing Documents in any material respect which is adverse to the interests of the DIP Lenders.

               9.14 Environmental Liabilities. Except as disclosed in Schedule 6.01(P), no GC Party shall become subject to any Liabilities and Costs arising out of or relating to environmental, health or safety matters which reasonably could be expected--to result in expenditures by such GC Party in excess of Two Million Dollars ($2,000,000) in a particular instance or Five Million Dollars ($5,000,000) in the aggregate, for any rolling twelve month period.

               9.15 No Activities Leading to Forfeiture. No GC Party shall engage in the conduct of any business or activity which are likely to result in a Forfeiture Proceeding.

               9.16 Management Fees and Consulting Fees. The GC Parties shall not pay any management fee or consulting fee or transfer any Property to any Affiliate.

               9.17 Capital Expenditures. None of the GC Parties shall make or incur any Capital Expenditures during any Fiscal Year except as expressly provided in the Closing Budget.

               9.18 DIP Financing. No GC Party shall, directly or indirectly, incur or apply (or permit the application by any Person) to the Bankruptcy Court for authority to incur, or suffer to exist, any (i) indebtedness having the priority afforded by Section 364(c) or (d) of the Bankruptcy Code (including any Superpriority Claims) other than the financing provided for under this Agreement and the other DIP Loan Documents or as expressly authorized pursuant to the Orders or (ii) obligation to make adequate protection payments, or otherwise provide adequate protection, other than (A) as expressly contemplated by the Orders or (B) as approved by the DIP Agents.

               9.19 Alteration of Rights of DIP Lenders. No GC Party shall, directly or indirectly, seek to limit, affect or modify, or apply (or permit the application by any Person) to the Bankruptcy Court to limit, affect or modify any of the DIP Agents' or the DIP Lenders' rights with respect to the DIP Obligations (or its liens with respect to the DIP Obligations and the priority thereof), pursuant to any Reorganization Plan or otherwise.

               9.20 Chapter 11 Claims. Except for the Carve-Out and in connection with, and only to the extent incurred on or after the Consummation Date in respect of, a Reorganization Plan, no GC Party shall, apply (or permit the application by any Person) to the Bankruptcy Court for the authority to, directly or indirectly, incur, create, assume, suffer or permit any claim, Lien or encumbrance (other than post-Filing Date Customary Permitted Liens) against any Borrower, any Subsidiary of any Borrower, or any of their respective assets in the Chapter 11 Cases to be pari passu with, or senior to, the Liens and claims of the DIP Lenders granted and arising hereunder and under the Orders.

               9.21 Critical Vendor Payments. No GC Party shall, directly or indirectly, make any payments to vendors or suppliers or any other Person on account of any pre-Filing Date indebtedness without the prior consent of the DIP Agents or order of the Bankruptcy Court on notice to the DIP Agents or except as expressly provided in the Closing Budget.

               9.22 Reclamation Claims. No GC Party shall make any payments or transfer any Property on account of claims asserted by any vendors of any GC Party for reclamation in accordance with Section 546(g) of the Bankruptcy Code.

               9.23 Sale or Pledge of Investment Portfolio. No GC Party (including subsidiaries of GCC Investments, Inc.) shall pledge, sell, or otherwise transfer or encumber any marketable securities or other investment portfolio assets; except that shares of El Sitio may be sold provided that all proceeds of any such sale are used only to pay expenses of the Borrowers incurred in the ordinary course of business.

               9.24 Minimum EBITDA. The Borrowers shall not permit their combined EBITDA (earnings before interest, taxes, depreciation and amortization), before synthetic lease payments, to be less than (a) $1,000,000 during the month of November, 2000, (b) $2,500,000 during the month of December, 2000, and (c) thereafter such minimum EBITDA as shall be required by the Administrative Agent after consultation with the Borrowers.

               9.25 Minimum Sales. The Borrowers shall not permit their combined gross sales to be less than (a) $22,000,000 during the month of November, 2000,
(b) $25,000,000 during the month of December, 2000, and (c) thereafter, such minimum gross sales as shall be required by the Administrative Agent after consultation with Borrowers.


                                    ARTICLE X
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

               10.01 Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

               (a) Failure to Make Payments When Due. The Borrowers shall fail to pay any principal of the DIP Loans or the Reimbursement Obligations when due, or the Borrowers shall fail to pay any interest on any DIP Loan or any other DIP Obligation (including any prepayment obligation) within three (3) Business Days after such interest or DIP Obligation shall become due.

               (b) Breach of Representation or Warranty. Any representation or warranty made or deemed to have been made by or on behalf of any GC Party under, relating to or in connection with this Agreement, the Note, any of the other DIP Loan Documents or any certificate or statement furnished by any GC Party pursuant to or in connection with this Agreement shall be false or misleading in any material respect when made.

               (c) Breach of Certain Covenants. Any GC Party shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such GC Party under Section, 8.12 or Article IX of this Agreement.

               (d) Other Defaults. Any GC Party shall fail duly and punctually to perform or observe any term, covenant or obligation binding on such GC Party under this Agreement or under any other DIP Loan Document (other than as described in Sections 10.01(c) above and such failure shall continue for ten
(10) days after written notice from the DIP Administrative Agent.

               (e) Conversion to Chapter 7; Other Matters. The Bankruptcy Court shall enter an order with respect to any GC Party dismissing its Chapter 11 Case or converting it to a case under Chapter 7 of the Bankruptcy Code, or appointing a trustee in its Chapter 11 Case or appointing a responsible officer or an examiner with enlarged powers relating to the operation of such GC Party's business (beyond those set forth in Sections 11 06(a)(3) or (4)) under Bankruptcy Code Section 1106(b).

               (f) Lift of Automatic Stay. The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any Lien other than Liens in favor of the DIP Collateral Agent in any assets of any of the GC Parties having an aggregate value in excess of $1,000,000.

               (g) Order Modification. An order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases amending, supplementing, modifying, staying for a period in excess of ten (10) days, reversing, vacating or otherwise modifying any of the Orders or any DIP Loan Document, or any GC Party shall apply for authority to do so, absent the prior written consent of the DIP Agents and the DIP Lenders.

               (h) Opposition. Any GC Party shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a GC Party) any other Person's opposition of any motion made in the Bankruptcy Court by any DIP Lenders seeking confirmation of the amount of such DIP Lenders' claim or the validity and enforceability of the Liens in favor of such DIP Lenders (including, without limitation, any existing Liens securing Pre-Petition Indebtedness owed to such DIP Lenders), or support any other matter set forth in clauses (e), (g) or (o); provided, however, that this provision shall not be construed to impair any GC Party's right to assert positions with respect to valuation of collateral.

               (i) Disallowance. Any GC Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a GC Party) any other Person's motion to, disallow in whole or in part any DIP Lenders' claim in respect of the Existing Obligations or the DIP Obligations or to challenge the validity and enforceability of the Liens in favor of the DIP Collateral Agent or any DIP Lenders (including, without limitation, any existing Liens securing Pre-Petition Indebtedness owed to such DIP Lenders); provided, however, that this provision shall not be construed to impair any GC Party's right to assert positions with respect to valuation of collateral.


               (j) Interim Order Modified or Terminated. From and after the date of entry thereof, the Interim Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of the DIP Agents, and the Final Order shall not have been entered prior to such cessation (or vacatur, stay, reversal, modification or amendment).

               (k) Final Order. The Final Order shall not have been entered by the Bankruptcy Court on or before forty-five (45) days after the Filing Date.

               (l) Final Order Modified or Terminated. From and after the date of entry thereof, the Final Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of the DIP Agents.

               (m) Orders. Any GC Party shall fail to comply with the terms of the Orders in any material respect.

               (n) Pre-Filing Date Payments. Any GC Party thereof shall make (or shall apply to the Bankruptcy Court for authority to make) any payments on any Debt, Indebtedness or other obligation or liability of such GC Party (other than as expressly permitted under the Orders or expressly permitted hereunder, including under Section 9.21) arising before the Filing Date.

               (o) Superpriority Claim. An order of the Bankruptcy Court shall be entered granting another Superpriority Claim or Lien pari passu with or senior to that granted to the DIP Collateral Agent and the DIP Lenders pursuant to the Agreement and the Orders.

               (p) Failure to Make Adequate Protection Payments. Any GC Party shall fail to make an adequate protection payment to the Existing Agents as set forth in the Orders.

               (q) Unsupported Reorganization Plan. Any GC Party shall file a Reorganization Plan that does not provide for payment in full of the DIP Obligations in cash on the Termination Date or otherwise on terms acceptable to the DIP Agents.

               (r) Material Adverse Change. Since the Filing Date, there shall have occurred any Material Adverse Change.

               (s) Judgments and Attachments. Any money judgment (other than a money judgment fully covered by insurance as to which the insurance company has acknowledged coverage in writing), writ or warrant of attachment, or similar process against any GC Party or any assets of any GC Party involving in any case a post-Filing Date amount in excess of One Million Dollars ($1,000,000) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days.

               (t) DIP Loan Documents; Failure of Security. At any time, for any reason, (i) any DIP Loan Document ceases to be in full force and effect or any GC Party seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any GC Party seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the DIP Collateral Agent and/or the DIP Lenders contemplated by the DIP Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the DIP Loan Documents.

               (u) ERISA Liabilities. Any ERISA Termination Event occurs which will or is reasonably likely to subject either a GC Party or an ERISA Affiliate to a liability which will, or is reasonably likely to have, a Material Adverse Change.

               (v) Waiver Application. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the substantial business hardship upon which the application for the waiver is based could subject either any GC Party or any ERISA Affiliate to liability which will or is reasonably likely to have a Material Adverse Change.

               (w) Chief Financial Officer. The Company's current Chief Financial Officer shall cease to be employed by the Company and shall not, within 60 days after such cessation of employment be replaced with a new Chief Financial Officer satisfactory to the Requisite Lenders.

               (x) Bankruptcy of Non-Borrower Subsidiaries. Any of the non-Borrower subsidiaries of any Borrower shall be the subject of any bankruptcy or insolvency proceeding unless bankruptcy proceedings are commenced in the Bankruptcy Court and are administratively consolidated with the Cases, and within thirty (30) days after the commencement of such proceedings, the Bankruptcy Court enters an order adding the newly filed subsidiary as a co-Borrower under this Agreement, and ordering that such Subsidiary's assets shall be subject to a first-priority security interest in favor of the DIP Lenders under Section 364(d)).

               (y) Reorganization Plan. Failure of the Reorganization plan to
(a) be approved by the votes necessary for confirmation by June 30, 2001, (b) to be confirmed by September 1, 2001, or (c) to be consummated by the Maturity Date.

               An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.09.

               10.02 Rights and Remedies. (a) Acceleration and Termination. Upon the occurrence and during the continuance of any other Event of Default, the DIP Administrative Agent shall, at the request, or may with the consent, of the Requisite DIP Lenders, declare (i) that the Commitments are terminated, whereupon the Commitments shall immediately terminate, (ii) the unpaid principal amount of, and any and all accrued interest on, the DIP Obligations and all accrued fees to be, and the same shall thereupon be, immediately due and payable; and (j)(y); (iv) set off any monies held as cash collateral and apply such amounts to the DIP Obligations; and/or (v) exercise any and all remedies under this Agreement, the DIP Collateral Documents, any other DIP Loan Document, the Orders, or under applicable law. The foregoing actions may be taken without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration, except as may be specifically provided for herein), all of which are hereby expressly waived by the Borrowers, provided that before declaring the DIP Obligations as due and payable or realizing on any part of the DIP Collateral, the DIP Collateral Agent shall have provided five (5) Business Days' prior notice of such action to each Borrower, any statutory committee and the U.S. Trustee.

               (b) Enforcement. Each GC Party acknowledges that in the event any GC Party fails to perform, observe or discharge any of its respective obligations or liabilities under this Agreement or any other DIP Loan Document, any remedy of law may prove to be inadequate relief to the DIP Agents and the DIP Lenders; therefore, the GC Parties agree that the DIP Agents and the DIP Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


                                   ARTICLE XI
                                   THE AGENTS

               11.01 Appointment. (a) Each DIP Lender hereby designates and appoints General Electric Capital Corporation as the DIP Administrative Agent of such DIP Lender under this Agreement, and each DIP Lender hereby irrevocably authorizes the DIP Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Note, and the DIP Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other DIP Loan Documents, the DIP Administrative Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the DIP Administrative Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite DIP Lenders (unless the instructions or consent of all of the DIP Lenders is required hereunder or thereunder) and such instructions shall be binding upon all DIP Lenders; provided, however, the DIP Administrative Agent shall not be required to take any action which (i) the DIP Administrative Agent believes will expose it to personal liability unless the DIP Administrative Agent receives an indemnification satisfactory to it from the DIP Lenders with respect to such action or (ii) is contrary to this Agreement, the Note, the other DIP Loan Documents or applicable law. The DIP Administrative Agent agrees to act as such on the express conditions contained in this Article XI.

               (b) Each DIP Lender hereby designates and appoints General Electric Capital Corporation as the DIP Collateral Agent of such DIP Lender under this Agreement, and each DIP Lender hereby irrevocably authorizes the DIP Collateral Agent to take such action on its behalf under the provisions of this Agreement, the Note and the DIP Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other DIP Loan Documents, the DIP Collateral Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the DIP Collateral Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite DIP Lenders (unless the instructions or consent of all of the DIP Lenders is required hereunder or thereunder) and such instructions shall be binding upon all DIP Lenders; provided, however, the DIP Collateral Agent shall not be required to take any action which (i) the DIP Collateral Agent believes will expose it to personal liability unless the DIP

Collateral Agent receives an indemnification satisfactory to it from the DIP Lenders with respect to such action or (ii) is contrary to this Agreement, the Note, the other DIP Loan Documents or applicable law. The DIP Collateral Agent agrees to act as such on the express conditions contained in this Article XI.

               (c) Each DIP Lender hereby designates and appoints Fleet National Bank as the DIP Documentation Agent of such DIP Lender under this Agreement, and each DIP Lender hereby irrevocably authorizes the DIP Documentation Agent to take such action on its behalf under the provisions of this Agreement, the Note and the DIP Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other DIP Loan Documents, the DIP Documentation Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the DIP Syndication Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite DIP Lenders (unless the instructions or consent of all of the DIP Lenders is required hereunder or thereunder) and such instructions shall be binding upon all DIP Lenders; provided, however, the DIP Documentation Agent shall not be required to take any action which (i) the DIP Documentation Agent believes will expose it to personal liability unless the DIP Syndication Agent receives an indemnification satisfactory to it from the DIP Lenders with respect to such action or (ii) is contrary to this Agreement, the Note, the other DIP Loan Documents or applicable law. The DIP Documentation Agent agrees to act as such on the express conditions contained in this Article XI.

               (d) The provisions of this Article XI are solely for the benefit of the DIP Agents and the DIP Lenders, and none of the GC Parties shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 11.07). In performing its functions and duties under this Agreement, the DIP Agents shall act solely as agents of the DIP Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any GC Party. The DIP Agents may perform any of their respective duties hereunder, or under the DIP Loan Documents, by or through their respective agents or employees.

               11.02 Nature of Duties. The DIP Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the DIP Loan Documents. The duties of the DIP Agents shall be mechanical and administrative in nature. The DIP Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the DIP Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the DIP Agents any obligations in respect of this Agreement or any of the DIP Loan Documents except as expressly set forth herein or therein. Each DIP Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers and the other GC Party in connection with the DIP Loans hereunder and shall make its own appraisal of the credit worthiness of the Borrowers and the other GC Parties initially and on a continuing basis, and the DIP Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the DIP Agents under the terms of this Agreement). If the DIP Agents seek the consent or approval of the DIP Lenders to the taking or refraining from taking of any action hereunder, the DIP Agents shall send notice thereof to each DIP Lender. The DIP Agents shall promptly notify each DIP Lender at any time that the DIP Lenders so required hereunder have instructed the DIP Agents to act or refrain from acting pursuant hereto.

               11.03 Rights, Exculpation. etc. (a) Liabilities; Responsibilities. None of the DIP Agents, any Affiliate of any DIP Agent, or any of their respective officers, directors, employees, agents, attorneys or consultants shall be liable to any Holder or any other Person for any action taken or omitted by them hereunder, under the Note or under any of the DIP Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. No DIP Agent shall be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The DIP Agents shall not be responsible to any Holder or any other Person for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement, the Note or any of the other DIP Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrowers or any other GC Party. None of the DIP Agents are making any representation or warranty in connection with, and shall not be required to make any inquiry concerning, the DIP Collateral, the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note or any of the DIP Loan Documents, or the financial condition of the Borrowers or any other GC Party, or the existence or possible existence of any Default or Event of Default.

               (b) Right to Request Instructions. Any DIP Agent may at any time request instructions from the DIP Lenders (and after all DIP Obligations owing to the DIP Lenders have been paid in full, from the Holders) with respect to any actions or approvals which by the terms of any of the DIP Loan Documents such DIP Agent is permitted or required to take or to grant, and such DIP Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the DIP Loan Documents until it shall have received such instructions from those DIP Lenders or Holders, as the case may be, from whom such DIP Agent is required to obtain such instructions for the pertinent matter in accordance with the DIP Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against any DIP Agent as a result of such DIP Agent acting or refraining from acting under the DIP Loan Documents in accordance with the instructions of all DIP Lenders or, where required by the express terms of this Agreement, a lesser proportion of the DIP Lenders, or of all Holders (after the DIP Obligations owing to the DIP Lenders have been paid in full).

               11.04 Reliance. Each DIP Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the DIP Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent public accountants and other experts selected by it.

               11.05 Indemnification. To the extent that any DIP Agent is not reimbursed and indemnified by the Borrowers, the DIP Lenders will reimburse and indemnify each DIP Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the DIP Loan Documents or any action taken or omitted by such DIP Agent under the DIP Loan Documents, in proportion to each DIP Lender's Pro Rata Share; provided that no DIP Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such DIP Agent's gross negligence or willful misconduct. The obligations of the DIP Lenders under this
Section 11.05 shall survive the payment in full of the DIP Loans and all other DIP Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by the DIP Administrative Agent, or the DIP Collateral Agent, any DIP Lender or third party, including any GC Party, any creditor of any GC Party or a trustee in bankruptcy, recovers from the DIP Administrative Agent, or the DIP Collateral Agent, any amount found to have been wrongfully paid to the DIP Administrative Agent, or the DIP Collateral Agent, or disbursed by the DIP Administrative Agent, or the DIP Collateral Agent to DIP Lenders, the DIP Lenders, in proportion to their respective Pro Rata Shares, shall reimburse the DIP Administrative Agent, or the DIP Collateral Agent for all such amounts.

               11.06 The DIP Agents Individually. With respect to the DIP Loans made by any of them, the DIP Agents shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other DIP Lender. The terms "DIP Lenders" or "Requisite DIP Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each of the DIP Agents in their respective individual capacities as a DIP Lender or one of the Requisite DIP Lenders. Each of General Electric Capital Corporation and Fleet National Bank and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any GC Party or any of its Affiliates as if it were not acting as or DIP Agent hereunder, including, without limitation, engaging in activities under the Existing Credit Agreement and the Existing Lease.

               11.07 Successor DIP Agents. (a) Resignation. Any DIP Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) days' prior written notice to the Borrowers and the DIP Lenders. Such resignation shall take effect upon the acceptance by a successor DIP Agent of appointment pursuant to this Section 11.07.

               (b) Appointment by Requisite DIP Lenders. Upon any such notice of resignation, the Requisite DIP Lenders shall have the right to appoint a successor DIP Agent selected from among the DIP Lenders, which appointment shall be subject to the prior written approval of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default or Default).

               (c) Appointment by Retiring DIP Agent. If a successor DIP Agent shall not have been appointed within the thirty (30) day period provided in paragraph (a) of this Section 11.07, the retiring DIP Agent shall then appoint a successor DIP Agent who shall serve as such DIP Agent until such time, if any, as the Requisite DIP Lenders appoint a successor DIP Agent as provided above. Each DIP Lender shall indemnify and hold such retiring DIP Agent harmless for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the appointment of a successor DIP Agent pursuant to the terms of this paragraph
(c).

               (d) Rights of the Successor and Retiring DIP Agents. Upon the acceptance of any appointment hereunder as DIP Administrative Agent or DIP Collateral Agent or DIP Documentation Agent, as the case may be, by a successor DIP Agent, such successor DIP Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring DIP Agent, and the retiring DIP Agent shall be discharged from its duties and obligations under this Agreement. After any retiring DIP Agent's resignation hereunder as an DIP Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such DIP Agent under this Agreement.

               11.08 Relations Among DIP Lenders. Each DIP Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against any GC Party or any other GC Party or with respect to any DIP Collateral, without the prior written consent of the Requisite DIP Lenders. Without limiting the generality of the foregoing, no DIP Lender may accelerate or otherwise enforce its portion of the DIP Obligations, except in accordance with Section 10.02(a).

               11.09 Concerning the DIP Collateral and the DIP Loan Documents.
(a) Authority. Subject to the terms and conditions hereof, each DIP Lender authorizes and directs the DIP Collateral Agent to enter into the DIP Loan Documents relating to the DIP Collateral for the benefit of the DIP Lenders. Each DIP Lender agrees that any action taken by any DIP Agent or all DIP Lenders (or, where required by the express terms of this Agreement, a lesser proportion of the DIP Lenders) in accordance with the provisions of this Agreement or the other DIP Loan Documents, and the exercise by any DIP Agent or all DIP Lenders (or, where so required, such lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the DIP Lenders. Without limiting the generality of the foregoing, (i) the DIP Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the DIP Lenders with respect to all payments and collections arising in connection with this Agreement and the DIP Loan Documents relating to the DIP Collateral and (ii) the DIP Collateral Agent shall have the sole and exclusive right and authority to execute and deliver each DIP Loan Document relating to the DIP Collateral and accept delivery of each such agreement delivered by any GC Party; act as collateral agent for the DIP Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; manage, supervise and otherwise deal with the DIP Collateral; take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the DIP Loan Documents; and except as may be otherwise specifically restricted by the terms of this Agreement or any other DIP Loan Document, exercise all remedies given to the DIP Collateral Agent or the DIP Lenders with respect to the DIP Collateral under the DIP Loan Documents, applicable law or otherwise.

               (b) Release of DIP Collateral. (i) Each DIP Lender hereby directs the DIP Collateral Agent to release or to subordinate any Lien held by the DIP Collateral Agent for the benefit of the DIP Lenders (A) against all of the DIP Collateral, upon payment in full of the DIP Obligations and the Cash Collateral Loans and termination of this Agreement and (B) against the DIP Collateral sold, assigned, transferred, conveyed or otherwise disposed of pursuant to Sections
9.02 when the DIP Collateral Agent receives a certificate from the Borrowers pursuant to which the Borrowers represent and warrant that the DIP Collateral is being sold, assigned, transferred, conveyed or otherwise disposed of in compliance with Section 9.02 and, in each case, upon the DIP Collateral Agent's receipt of satisfactory Bankruptcy Court approvals.

                  (ii) Each DIP Lender hereby directs the DIP Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 11.09(b) promptly upon the effectiveness of any such release. Upon request by the DIP Collateral Agent at any time, the DIP Lenders will confirm in writing the DIP Collateral Agent's authority to release particular types or items as DIP Collateral pursuant to this Section 11.09.

                  (iii) Without in any manner limiting the DIP Collateral Agent's authority to act without any specific or further authorization or consent by the DIP Lenders (as set forth in Section 11.09(b)), each DIP Lender agrees to confirm in writing, upon request by the Borrowers, the authority to release or subordinate Liens in the DIP Collateral conferred upon the DIP Collateral Agent under Section 11.09(b). So long as no Event of Default or Default is then continuing, upon receipt by the DIP Collateral Agent of any such written confirmation from the DIP Lenders of its authority to release any particular items or types of DIP Collateral, and upon at least five (5) Business Days prior written request by the Borrowers, the DIP Collateral Agent shall (and is hereby irrevocably authorized by DIP Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the DIP Collateral Agent for the benefit of DIP Lenders herein or pursuant hereto upon such DIP Collateral; provided, that (A) the DIP Collateral Agent shall not be required to execute any such document on terms which, in the DIP Collateral Agent's opinion, would expose the DIP Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the DIP Obligations or any Liens upon (or obligations of the Borrowers in respect of) any interests retained by the GC Parties all of which shall continue to constitute part of the DIP Collateral.

                  (iv) The DIP Collateral Agent shall have no obligation whatsoever to the DIP Lenders or to any other Person to assure that the DIP Collateral exists or is owned by any

GC Party or is cared for, protected or insured or has been encumbered or that the Liens granted to the DIP Collateral Agent pursuant to the DIP Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the DIP Collateral Agent in this Section 11.09 or in any of the DIP Loan Documents, it being understood and agreed that in respect of the DIP Collateral, or in any act, omission or event related thereto, the DIP Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the DIP Collateral as one of the DIP Lenders and that the DIP Collateral Agent shall have no duty or liability whatsoever to any DIP Lender unless required to act or refrain from acting upon the instructions of the DIP Lenders and then only in accordance with Section 11.01.

               11.10 DIP Documentation Agent. The parties hereto agree that the DIP Documentation Agent has no special rights, powers or obligations under this Agreement but are entitled, in its capacity as DIP Documentation Agent hereunder, to the indemnities provided under Section 12.05.


                                   ARTICLE XII
                                  MISCELLANEOUS

               12.01 Assignments and Participations. (a) Assignments. No assignment or participation of any DIP Lender's rights or obligations under this Agreement and the Note shall be made except in accordance with this Section
12.01. Each DIP Lender may assign all or a portion of its rights and obligations under this Agreement and the Note in accordance with the provisions of this
Section 12.01.

               (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of an assigning DIP Lender's rights and obligations in respect of any of its DIP Loans or Commitments being assigned under this Agreement and the Note and, in the case of a partial assignment, shall be in a minimum principal amount of One Million Dollars ($1,000,000) (treating any two or more funds acquiring Loans or Commitments at or about the same time, which funds are managed or advised by the same investment advisor, as a single Eligible Assignee for purposes of satisfying such $1,000,000 minimum) except that such minimum principal amount limitation shall not apply to an assignment by any DIP Lender of any portion of its rights and obligations to another DIP Lender, an Affiliate of a DIP Lender, an Approved Fund of any DIP Lender or an assignment by any DIP Lender of all of its rights or obligations to another Person, (ii) each such assignment shall be to an Eligible Assignee, and
(iii) the parties to each such assignment, with prior written notice to the DIP Administrative Agent, shall execute and deliver to the DIP Administrative Agent, for its acceptance and recording in the Register, of an Assignment and Acceptance, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) (provided that no fee shall be payable in the case of an assignment to another DIP Lender, an Affiliate of any DIP Lender or an Approved Fund; and provided further that in the case of contemporaneous assignments by a DIP Lender to more than one fund managed by the same investment advisor (which funds are not then DIP Lenders hereunder, Affiliates thereof or Approved Funds), only a single fee of $3,500 shall be payable for all such contemporaneous assignments). Notwithstanding the foregoing, any DIP Lender may assign any or all of its rights and obligations under this Agreement to any of its Affiliates or to any Approved Fund without notice to or consent of the DIP Administrative Agent and without being subject to the foregoing conditions other than notice to the DIP Administrative Agent and the execution and delivery to the DIP Administrative Agent, for its acceptance and recording in the Register, of an Assignment and Acceptance. For purposes of this Section 12.01, an "Approved Fund" shall mean, with respect to any DIP Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is managed or advised by the same investment advisor as such DIP Lender or by an Affiliate of such investment advisor. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and accepted by the DIP Administrative Agent, (x) the assignment specified in such Assignment and Acceptance shall be effective, (y) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original DIP Lender hereunder, and (z) the assigning DIP Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning DIP Lender's rights and obligations under this Agreement, the assigning DIP Lender shall cease to be a party hereto).

               (c) The Register. The DIP Administrative Agent shall maintain at its address referred to in Section 12.10 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the DIP Lenders and the Commitment of each DIP Lender from time to time and whether such DIP Lender is an original DIP Lender or the assignee of another DIP Lender pursuant to an Assignment and Acceptance. The DIP Administrative Agent shall incur no liability of any kind to any GC Party, any DIP Lender or any other Person with respect to its maintenance of the Register or the recordation of information therein. The Register shall be available for inspection by the Borrowers or any DIP Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless and until the Assignment and Acceptance has been accepted by the DIP Administrative Agent and registered in the Register.

               Notwithstanding anything to the contrary contained in the previous paragraph of this Section 12.01(c), the DIP Loans (including the Note evidencing such DIP Loans) are registered obligations and the right, title, and interest of the DIP Lenders and their assignees in and to such DIP Loans shall be transferrable only upon recordation of such transfer and of the transferee and its interest in and to the loans in the Register. No transfer by a DIP Lender or an assignee of any interest in any of the DIP Loans shall be permitted or effective unless and until the transfer and the transferee's interest in the DIP Loan is recorded in the Register. In addition, notwithstanding anything to the contrary contained in Section 12.01(e), no sale of a participation shall be permitted or effective unless and until such sale of a participating interest in principal and interest on the DIP Loan and any other amounts owing under this Agreement is recorded in the Register. In the case of a participation, the Register shall record the participant's interest in principal and interest on the DIP Loan and any other amounts owing under this Agreement that such participant has purchased. All recordations of transfer and of the transferee's interest shall be conclusive, absent manifest error, as to beneficial ownership of interests in the DIP Loans. To the extent that the Note is issued in accordance with the terms hereof, it shall only evidence the DIP Lender's or an assignee's right title and interest in and to the related DIP Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 12.0 1(c) shall be construed so that the DIP Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this Section 12.0 1(c) and for tax purposes only, the DIP Administrative Agent shall act as the Borrowers' agent for purposes of maintaining such notations of transfer and recordation of the beneficial ownership of the transferee in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their Subsidiaries, the DIP Agent and the DIP Lenders may treat each Person whose name is recorded in the Register (other than a participant) as a DIP Lender hereunder for all purposes hereof.

               (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning DIP Lender and an Eligible Assignee and a processing and recordation fee of $3500 (payable by the assigning DIP Lender or the assignee, as shall be agreed between them if required pursuant to Section 12.01(b)), the DIP Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the other DIP Lenders.

               (e) Participations. Each DIP Lender may sell participations to one or more commercial banks, lending institutions, finance companies, insurance companies, other financial institutions or funds in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the DIP Loans owing to it); provided, however, that (i) such DIP Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such DIP Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the DIP Agents and the other DIP Lenders shall continue to deal solely and directly with such DIP Lender in connection with such DIP Lender's rights and obligations under this Agreement, provided, however, that the Borrowers and the DIP Administrative Agent may deal with participants in respect of participants' rights and obligations under Section 3.03 as provided therein, and (iv) such participant's rights to agree or to restrict such DIP Lender's ability to agree to the modification, waiver or release of any of the terms of the DIP Loan Documents or to the release of any DIP Collateral covered by the DIP Loan Documents, to consent to any action or failure to act by any party to any of the DIP Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any DIP Lender may have under or in respect of the DIP Loan Documents or any DIP Collateral, shall be limited to the right to consent to (A) the increase in the Commitment of the DIP Lender from whom such participant purchased a participation, (B) the reduction of the principal of, or rate or amount of interest on, the DIP Loans subject to such participation (other than by the payment or prepayment thereof), (C) the postponement of any date fixed for any payment of principal of, or interest on, the DIP Loan(s) subject to such participation (except with respect to any modifications of the provisions relating to prepayments of Loans and other DIP Obligations), and (D) the release of all or substantially all of the DIP Collateral except as provided in Section 11.09(b). Upon the sale of a participation, the selling DIP Lender shall notify the DIP Administrative Agent in writing of the name of the transferee and its interest in principal and interest on the DIP Loan and the DIP Administrative Agent shall promptly record such information in the register in accordance with
Section 12.01(c). Such DIP Lender shall notify the DIP Administrative Agent in writing of the termination of such participation and the DIP Administrative Agent shall promptly record such information in the Register.

               (f) Information Regarding the Borrowers. Any DIP Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such DIP Lender by any DIP Agent or by or on behalf of the Borrowers; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve the confidentiality of any confidential information described therein.

               (g) Payment to Participants. With the exception of Section 3.03, anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the DIP Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

               (h) DIP Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, (i) any DIP Lender may at any time create a security interest in all or any portion of its rights under this Agreement and its Note (including, without limitation, DIP Obligations owing to it and the Note held by it) in favor of any Federal Reserve Bank of the Federal Reserve Board without notice to or consent of the Borrowers or the DIP Agents, and (ii) any DIP Lender that is a fund that invests in bank loans may, without notice to or consent of the Borrowers or the DIP Agents, assign or pledge all or any portion of its rights under this Agreement (including, without limitation, DIP Obligations owing to it and the Note held by it) to any holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section 12.01 concerning assignments.

               12.02 Relations Among DIP Lenders. Each DIP Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrowers with respect to the DIP Obligations or any DIP Collateral, without the prior written consent of the DIP Agents.

               12.03 Joint and Several Liability, Etc. Each of the Borrowers shall be jointly and severally liable for the Obligations. DIP Lenders may, without notice to or consent of any of the Borrowers and with or without consideration, release, discharge, compromise or settle with, waive, grant indulgences to, proceed against or otherwise deal with, any of the Borrowers and any DIP Collateral given by such Borrower without in any way affecting, limiting, modifying, discharging or releasing any of the obligations and liabilities under this Agreement or the other DIP Loan Documents of any other Borrowers. Each Borrower consents and agrees that (a) none of the DIP Agents or the DIP Lenders shall be under any obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the obligations and liabilities of such Borrower under this Agreement or any of the other DIP Loan Documents, (b) any rights such Borrower may have against any other Borrowers for contribution, exoneration from payment or otherwise, in respect of any amounts paid by such Borrower pursuant to any of the DIP Loan Documents or which continue to be owing pursuant to any of the Financing Documents, shall be postponed until the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding and (c) the DIP Agents and the DIP Lenders may enforce and collect the obligations and liabilities of such Borrower hereunder or under the other Financing Documents irrespective of any attempt, pursuit, enforcement or exhaustion of any rights and remedies the DIP Lenders may at any time have to collect the obligations and liabilities hereunder or under the other DIP Loan Documents of any other Borrowers.

               12.04 Expenses. (a) Generally. The Borrowers agree upon demand to pay, or reimburse each DIP Agent for, all of such DIP Agent's reasonable audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by such DIP Agent in connection with (i) the preparation, negotiation, and execution of this Agreement, the other DIP Loan Documents and the Orders; (ii) the interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the other DIP Loan Documents and the making of the DIP Loans hereunder; (iii) the creation, perfection or protection of the Liens under the DIP Loan Documents; (iv) the ongoing administration of this Agreement, the DIP Loans and the Orders, including consultation with attorneys and professionals in connection therewith and with respect to such DIP Agent's rights and responsibilities under this Agreement, the other DIP Loan Documents and the Orders and, to the extent provided under Section 8.06, such DIP Agent's periodic inspections and audits of the Borrowers; (v) the protection, collection or enforcement of any of the DIP Obligations or the enforcement of any of the DIP Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the DIP Obligations, the assets of the Borrowers, this Agreement or any of the other DIP Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which such

DIP Agent is served or deposition or other proceeding in which such DIP Agent is called to testify, in each case, relating in any way to the DIP Obligations, the assets of the Borrowers, this Agreement or any of the other DIP Loan Documents;
(viii) the ongoing monitoring by the DIP Agents of the Chapter 11 Cases, including attendance by the DIP Agents and their counsel at hearings or other proceedings and the ongoing review of pleadings, motions, orders or other documents filed with the Bankruptcy Court or with respect to the Chapter 11 Cases; and (ix) any amendments, consents, waivers, assignments, restatements, or supplements to any of the DIP Loan Documents or the Orders and the preparation, negotiation, and execution of the same.

               (b) After Default. The Borrowers further agree to pay or reimburse each DIP Agent and each DIP Lender upon demand for all out-of-pocket costs and expenses, including, without limitation, attorneys' fees incurred by such DIP Agent or such DIP Lender after the occurrence of an Event of Default
(i) in enforcing any DIP Loan Document or any of the DIP Obligations or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "workout" or in any other or additional insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the DIP Obligations, the DIP Collateral, the Property, the Borrowers and related to or arising out of the transactions contemplated hereby or by any of the other DIP Loan Documents; (iv) in connection with the ongoing monitoring by the DIP Agents and each DIP Lender of the Chapter 11 Cases, including attendance by any DIP Agent or DIP Lender and their respective counsel at hearings or other proceedings and the ongoing review of pleadings, motions, orders or other documents filed with the Bankruptcy Court or with respect to the Chapter 11 Cases; and (v) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses
(i) through (iii) above.

               12.05 Indemnity. The Borrowers further agree to defend, protect, indemnify, and hold harmless each DIP Agent, the DIP Documentation Agents, and each DIP Lender, and each of their respective Affiliates, and their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of
(a) this Agreement, the Note, the other DIP Loan Documents, the Orders, or any act, event or transaction related or attendant thereto, the making of the DIP Loans, the management of such DIP Loans, the use or intended use of the proceeds of the DIP Loans, or any of the transactions contemplated by the DIP Loan Documents or related to the Cash Collateral Loans, (b) any Liabilities and Costs relating to or arising from any Environmental, Health or Safety Requirements of Law, the past, present or future operations of any GC Party or any of its predecessors in interest, or the past, present or future environmental, health or safety condition of the Property of any GC Party, the presence, Release or threatened Release of any Contaminant into the environment resulting from the past, present, or future operations of any GC Party (collectively, the "Indemnified Matters"); or (c) the Bankruptcy Court proceedings related to the Chapter 11 Cases; provided, however, the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters directly caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

               12.06 Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers and their Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article IX, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers and their Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite DIP Lenders and the Borrowers, to so reflect such change in accounting principles.

               12.07 Setoff. In addition to any Liens granted under the DIP Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each DIP Lender and any Affiliate of any DIP Lender is hereby authorized by the Borrowers at any time and from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including tax, payroll and trust accounts)) and any other Indebtedness at any time held or owing by such DIP Lender to or for the credit or the account of the Borrowers against and on account of the DIP Obligations of the Borrowers to such DIP Lender or any of its Affiliates, including, but not limited to, all DIP Loans and all claims of any nature or description arising out of or in connection with this Agreement or the Note, irrespective of whether or not (i) such DIP Lender shall have made any demand hereunder or (ii) the DIP Administrative Agent, at the request or with the consent of the Requisite DIP Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder and under the Note to be due and payable as permitted by Article X and even though such DIP Obligations may be contingent or unmatured. Each DIP Lender agrees that it shall not, without the express consent of the Requisite DIP Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite DIP Lenders, exercise its setoff rights hereunder against any accounts of the Borrowers now or hereafter maintained with such DIP Lender or any of its Affiliates.

               12.08 Ratable Sharing. The DIP Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the DIP Obligations (excluding the fees and amounts described in Sections 3.03, 3.04 and 4.01(e)) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the DIP Obligations (excluding the fees and amounts described in Sections 3.03, 3.04 and 4.0 1(e)) or the DIP Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the DIP Obligations held by it, which is greater than the amount which such DIP Lender is entitled to receive hereunder, the DIP Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such DIP Obligations owed to the others so that all such recoveries with respect to such DIP Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrowers agree that any DIP Lender so purchasing a participation from another DIP Lender pursuant to this
Section 12.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 12.07, the right of setoff) with respect to such participation as fully as if such DIP Lender were the direct creditor of the Borrowers in the amount of such participation.

               12.09 Amendments and Waivers. Unless otherwise provided in this Agreement, no amendment or modification of any provision of this Agreement or the Note shall be effective without the written agreement of the Requisite DIP Lenders and the Borrowers, and no termination or waiver of any provision of this Agreement or the Note, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite DIP Lenders, which the Requisite DIP Lenders shall have the right to grant or withhold in their sole discretion. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement and the Note shall be effective only by a written agreement, signed by each DIP Lender: (a) waiver of any of the conditions specified in Section 5.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite DIP Lenders), (b) increase in the amount of the Commitment of any DIP Lender, (c) reduction of the principal of, rate or amount of interest on the DIP Loans or any fees or other amounts payable to such DIP Lender (other than by the payment or prepayment thereof), (d) postponement of any Maturity Date or the Termination Date or any other date fixed for any payment of principal of, or interest on, the DIP Loans or any fees (except with respect to any modifications of the provisions relating to prepayments of DIP Loans and other DIP Obligations), (e) release of all or a substantial portion of the DIP Collateral (except as provided in Section 11.09(b)), (f) amendment of the definition of "Requisite DIP Lenders",
(g) amendment of Section 12.08 or this Section 12.09, (h) modify (x) the provisions of the Orders with respect to the priority of claims thereunder or
(y) the Superpriority Claim status of the DIP Lenders in respect of any DIP Loans, extensions of credit hereunder or (i) amend, supplement, modify or waive any provisions of this Agreement which expressly requires the consent of all DIP Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this Section 12.09, no amendment, modification, waiver or consent shall affect the rights or duties of the DIP Agents under this Agreement or the other DIP Loan Documents, unless made in writing and signed by the affected DIP Agent in addition to the DIP Lenders required above to take such action.

               12. 10 Notices. (a) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the DIP Agents pursuant to Articles II, III or XI shall not be effective until received by the DIP Agents. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.10) shall be as set forth below each party's name on Exhibit A attached hereto or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

               (b) The Borrowers agree to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from Borrowers; provided that the Borrowers shall have no obligation under this Section 12. l0(b) to an Indemnitee with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

               12.11 Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other DIP Loan Documents, the making and repayment of the DIP Loans and the termination of the commitments or this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when any of the DIP Agents or any of the DIP Lenders may have come into possession or control of any assets of the Borrowers.

               12.12 Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any DIP Agent or any DIP Lender in the exercise of any power, right or privilege under this Agreement, the Note or any of the other DIP Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Note and the other DIP Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

               12.13 Marshalling: Payments Set Aside. Neither any DIP Agent nor any DIP Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the DIP Obligations. To the extent that the Borrowers make a payment or payments to the DIP Agents or the DIP Lenders, or any of such Persons receives payment from the proceeds of the DIP Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               12.14 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

               12.15 Severability. In case any provision in or obligation under this Agreement, any of the Note or the other DIP Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               12.16 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

               12.17 Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF

OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

               12.18 Limitation of Liability. No claim may be made by any Borrower, any DIP Lender, any DIP Agent or any other Person against any other DIP Agent or any other DIP Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the Note or the other DIP Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each DIP Lender and each DIP Agent hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

               12.19 Successors and Assigns. This Agreement, the Note and the other DIP Loan Documents shall be binding upon the parties thereto and their respective successors and assigns and shall inure to the benefit of the parties thereto and the successors and permitted assigns of the DIP Lenders. The rights and obligations hereunder of the Borrowers, or any interest therein, may not be assigned without the written consent of all DIP Lenders.

               12.20 Certain Consents and Waivers.

               (a) Personal Jurisdiction. (i) EACH OF THE DIP AGENTS, THE DIP LENDERS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWERS IRREVOCABLY DESIGNATE AND APPOINT THE COMPANY, AS THEIR AGENT (THE "PROCESS AGENT"), WITH AN OFFICE LOCATED AT 1300 BOYLSTON STREET, CHESTNUT HILL, MASSACHUSETTS 02467, FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE DIP AGENTS, THE DIP LENDERS AND THE BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER

JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWERS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (ii) THE BORROWERS AGREE THAT EACH DIP AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THEM OR THEIR PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE DIP AGENTS AND THE DIP LENDERS TO REALIZE ON THE DIP COLLATERAL OR ANY OTHER SECURITY FOR THE DIP OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF ANY DIP AGENT OR ANY DIP LENDER. THE BORROWERS AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY ANY DIP AGENT OR ANY DIP LENDER TO REALIZE ON THE DIP COLLATERAL OR ANY OTHER SECURITY FOR THE DIP OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY DIP AGENT OR ANY DIP LENDER. THE BORROWERS WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH ANY DIP AGENT OR ANY DIP LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

               (b) Service of Process. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWERS' NOTICE ADDRESS SPECIFIED BELOW. THE BORROWERS IRREVOCABLY WAIVE ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS OR THAT THE AFOREMENTIONED COURTS LACK PERSONAL JURISDICTION OVER THE BORROWERS) WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE OR ANY OTHER DIP LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY DIP AGENT OR ANY DIP LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY DIP AGENT OR ANY DIP LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

               (c) WAIVER OF JURY TRIAL. EACH OF THE DIP AGENTS, THE DIP LENDERS AND THE BORROWERS, IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE AND THE OTHER DIP LOAN DOCUMENTS.

               12.21 Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective in accordance with its terms against each Borrower, each DIP Lender and each DIP Agent on the date hereof when each such party hereto executes and delivers this Agreement. This Agreement and each of the other DIP Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other DIP Loan Document, this Agreement shall govern.

               12.22 Entire Agreement. This Agreement, taken together with all of the other DIP Loan Documents and the orders, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

               12.23 Confidentiality. The DIP Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrowers in accordance with such DIP Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 12.23. In no event shall any DIP Lender be obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrowers in connection with this Agreement.

               12.24 Orders. To the extent that any term or provision of this Agreement or any other DIP Loan Document is inconsistent with the terms or provisions of the Interim Order or the Final Order, it is agreed that the Interim Order and Final Order shall govern.






[SIGNATURES BEGIN NEXT PAGE]

         WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as DIP Lender


                                     By:___________________________________
                                     Name:
                                     Title:


                                     FLEET NATIONAL BANK,
                                     as DIP Lender


                                     By:___________________________________
                                     Name:
                                     Title:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as DIP Administrative Agent


                                     By:___________________________________
                                     Name:
                                     Title:


                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as DIP Collateral Agent


                                     By:___________________________________
                                     Name:
                                     Title:


                                     FLEET NATIONAL BANK,
                                     as DIP Document Agent


                                     By:___________________________________
                                     Name:
                                     Title:

                                      GC COMPANIES, INC.

                                      By:_____________________________________
                                          G. Gail Edwards
                                          President

                                     SUBSIDIARIES:

                                     GENERAL CINEMA THEATRES, INC.
                                     GCC INVESTMENTS, INC.
                                     G.C. THEATRE CORP. OF CALIFORNIA
                                     GENERAL CINEMA CORP. OF CLIFTON
                                     GENERAL CINEMA THEATRE OF COLUMBIA,
                                     INC.
                                     GENERAL CINEMA THEATRES OF
                                     DELAWARE, INC.
                                     GENERAL CINEMA CORP. OF GREENWOOD
                                     GENERAL CINEMA THEATRES OF ILLINOIS,
                                     INC.
                                     GENERAL CINEMA CORP. OF INDIANA
                                     GENERAL CINEMA CORP. OF LANDMARK
                                     GENERAL CINEMA CORP. OF MARYLAND,
                                      INC.
                                     GENERAL CINEMA CORP. OF
                                     MASSACHUSETTS
                                     GENERAL CINEMA CORP. OF MAYFAIR
                                     GENERAL CINEMA CORP. OF MAZZA
                                     GENERAL CINEMA CORP. OF MINNESOTA
                                     INC.
                                     GENERAL CINEMA THEATRES OF NEW
                                     JERSEY, INC.
                                     GENERAL CINEMA THEATRES OF NEW
                                      MEXICO, INC.
                                     GENERAL CINEMA CORP. OF NEW YORK,
                                     INC.
                                     GENERAL CINEMA CORP. OF NORTH
                                     CAROLINA
                                     GENERAL CINEMA CORP. OF
                                     NORTHWESTERN
                                     GENERAL CINEMA THEATRES OF OHIO, INC.
                                     GENERAL CINEMA CORP. OF OWINGS MILLS
                                     GENERAL CINEMA CORP. OF PARKWAY
                                     POINTE
                                     GENERAL CINEMA CORP. OF

                                     PENNSYLVANIA

                                     GENERAL CINEMA CORP. OF PLYMOUTH
                                      MEETING
                                     GENERAL CINEMA CORP. OF SOUTH
                                      CAROLINA
                                     GENERAL CINEMA CORP. OF TEXAS
                                     GENERAL CINEMA CORP. OF VIRGINIA
                                     GENERAL CINEMA CORP. OF WASHINGTON
                                     GENERAL CINEMA THEATRE OF
                                     YORKTOWN, INC.


                                      By:_____________________________________
                                           Gail Edwards, Vice President of
                                           each of the foregoing

                     FIRST AMENDMENT TO DEBTOR-IN-POSSESSION
                                CREDIT AGREEMENT


         This FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT (the "Amendment") dated this ____ day of October, 2000, is made among (a) GC COMPANIES, INC., and certain of its Subsidiaries listed on the signature page below, as debtors-in-possession in cases pending under Chapter 11 of the Bankruptcy Code (collectively, the "Borrowers"), (b) GENERAL ELECTRIC CAPITAL CORPORATION, FLEET NATIONAL BANK and THE BANK OF NOVA SCOTIA, as lenders (together with all other financial institutions from time to time a party to the DIP Credit Agreement, the "DIP Lenders"), (c) General Electric Capital Corporation, in its capacity as administrative agent for the DIP Lenders (in such capacity, the "DIP Administrative Agent"), (d) General Electric Capital Corporation, in its capacity as collateral agent for the DIP Lenders (in such capacity, the "DIP Collateral Agent") and (e) Fleet National BANK, as documentation agent for the DIP Lenders (in such capacity, the "DIP Documentation Agent", and collectively with the DIP Administrative Agent and the DIP Collateral Agent, the "DIP Agents").

                                    RECITALS

         Pursuant to that certain Debtor-In-Possession Credit Agreement (as the same may from time to amended, restated, supplemented, or otherwise modified, the "DIP Credit Agreement") effective as of October 13, 2000 by and among (a) the Borrowers, (b) the DIP Lenders, (c) the DIP Administrative Agent, (d) the DIP Collateral Agent and (e) the DIP Documentation Agent, the DIP Lenders agreed to make available to the Borrowers DIP Loans (as defined in the DIP Credit Agreement) in the maximum principal amount not to exceed $45,000,000. The Borrowers' obligation to repay the DIP Loans with interest was evidenced by a DIP Loan Note of even date herewith from the Borrowers made payable to the order of DIP Administrative Agent for the benefit of the DIP Lenders (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Original Note").

         The DIP Credit Agreement, the Original Note, and all other documents now or hereafter executed and delivered in connection with the DIP Loans are hereinafter called collectively, the "DIP Loan Documents."

         The Borrowers, the DIP Lenders and the DIP Agents have now agreed (a) to replace the Original Note with individual notes made payable to the individual DIP Lenders, and (b) to amend certain terms and conditions of the DIP Credit Agreement subject to and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the recitals set forth above, the promises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by all parties hereto, the DIP Lenders and the Borrowers hereby agree as follows:

                                   AGREEMENTS

         1. Recitals. The DIP Lenders and the Borrowers each acknowledge that the above Recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment. Capitalized terms used herein and not defined shall have the meanings given to such terms in the DIP Credit Agreement.

         2. Amendments and Modifications to DIP Credit Agreement.

                  2.1. Effective as of the date hereof, the definition of "Note" appearing in Section 1.01 of the DIP Credit Agreement is hereby deleted, and the following is hereby inserted in lieu thereof:

                  "Note" or "Notes" means a promissory note of the Borrowers so issued pursuant to Section 2.02.

                  2.2. Effective as of the date hereof, all references in the DIP Credit Agreement to the Note shall henceforth mean and refer to the Notes as defined in the DIP Credit Agreement pursuant to this Amendment.

                  2.3. Effective as of the date hereof, Section 2.02 is hereby deleted, and the following is hereby inserted in lieu thereof:

                  2.02. Promise to Pay; Evidence of Debt. The Borrowers agree to pay when due the principal amount of each DIP Loan which is made to the Borrowers, and further agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the DIP Loans owing to the DIP Lenders. Upon a DIP Lender's written request, the Borrowers shall execute and deliver to such DIP Lender a promissory note to evidence the DIP Loans owing to such DIP Lender and agrees to execute and deliver to such DIP Lender and any assignee of such DIP Lender such promissory notes as are necessary after giving effect to any assignment pursuant to Section 12.01, each substantially in the form of Exhibit C attached hereto and made a part hereof (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefore being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

                  2.4. Effective as of the date hereof, the following language is hereby inserted as Section 5.02(k):

                  k. Revised Monthly Closing Budget. Lenders shall have received and approved a revised Closing Budget pursuant to Section 7.01(f) for the period within which the DIP Loan is requested.


                  2.5 Effective as of the date hereof, Subsection 12.01(b)(ii) is hereby deleted, and the following is inserted in lieu thereof:

                  (ii) any assignment may be made to an Eligible Assignee, or to any other proposed assignee with the consent of Requisite Lenders, which consent shall not be unreasonably withheld.

         3. Fees, Costs and Expenses. Simultaneously with its execution of this Amendment, the Borrowers shall pay to the DIP Lenders all fees, costs and expenses incurred by it in connection with the documentation, negotiation and closing of the transactions contemplated hereby including the fees and expenses of the DIP Lenders' counsel.

         4. Representations and Warranties. In order to induce the DIP Lenders to enter into this Amendment, the Borrowers represent and warrant to the DIP Lenders that as of the date hereof: (a) no Default or Event of Default exists under the provisions of the DIP Credit Agreement or any of the other DIP Loan Documents, (b) no event exists which with the giving of notice or the lapse of time, or both, could or would constitute a Default or an Event of Default under the provisions of the DIP Credit Agreement or any of the other DIP Loan Documents, (c) all representations and warranties of the Borrowers set forth in the DIP Credit Agreement (as modified hereby) and other DIP Loan Documents remain true and correct on the date hereof as if the same were made on the date hereof, (d) no material adverse change has occurred in the business, financial condition, prospects or operations of the Borrowers since the date of the financial statements most recently forwarded to the DIP Lenders by each Borrower in accordance with the provisions of the DIP Credit Agreement, (e) the DIP Credit Agreement (as modified by this Amendment) and the other DIP Loan Documents constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with the terms thereof (except as such enforceability may be limited by (i) applicable bankruptcy insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and (ii) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. Amendment and Modification Only. This Amendment is only an agreement amending and modifying certain provisions of the DIP Credit Agreement. All of the provisions of the DIP Credit Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment. The Borrowers hereby ratify and confirm all of their obligations, liabilities and indebtedness under the provisions of the DIP Credit Agreement, as amended by this Amendment, and the other DIP Loan Documents. The DIP Lenders and the Borrowers agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of the Borrowers or any other party under the provisions of the DIP Credit Agreement or the other DIP Loan Documents, except as explicitly stated herein.

         6. Applicable Law, Etc. This Amendment shall be governed by the laws of the State of New York and may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.

         7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the DIP Lenders and the Borrowers and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, under seal, by its duly authorized officer or other representative as of the day and year first above written.

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as DIP Lender


                                      By:____________________________________
                                      Name:
                                      Title:


                                      FLEET NATIONAL BANK,
                                      as DIP Lender


                                      By:____________________________________
                                      Name:
                                      Title:

                                      THE BANK OF NOVA SCOTIA,
                                      as DIP Lender


                                      By:____________________________________
                                      Name:
                                      Title:

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as DIP Administrative Agent


                                      By:____________________________________
                                      Name:
                                      Title:


                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as DIP Collateral Agent


                                      By:____________________________________
                                      Name:

                                      Title:


                                      FLEET NATIONAL BANK,
                                      as DIP Document Agent


                                      By:____________________________________
                                      Name:
                                      Title:


                                       GC COMPANIES, INC.

                                       By:____________________________________
                                          G. Gail Edwards
                                          President

                                      SUBSIDIARIES:

                                      GENERAL CINEMA THEATRES, INC.
                                      GCC INVESTMENTS, INC.
                                      G.C. THEATRE CORP. OF CALIFORNIA
                                      GENERAL CINEMA CORP. OF CLIFTON
                                      GENERAL CINEMA THEATRE OF COLUMBIA,
                                      INC.
                                      GENERAL CINEMA THEATRES OF
                                      DELAWARE, INC.
                                      GENERAL CINEMA CORP. OF GREENWOOD
                                      GENERAL CINEMA THEATRES OF ILLINOIS,
                                      INC.
                                      GENERAL CINEMA CORP. OF INDIANA
                                      GENERAL CINEMA CORP. OF LANDMARK
                                      GENERAL CINEMA CORP. OF MARYLAND,
                                       INC.
                                      GENERAL CINEMA CORP. OF
                                      MASSACHUSETTS
                                      GENERAL CINEMA CORP. OF MAYFAIR
                                      GENERAL CINEMA CORP. OF MAZZA
                                      GENERAL CINEMA CORP. OF MINNESOTA
                                      INC.
                                      GENERAL CINEMA THEATRES OF NEW
                                      JERSEY, INC.
                                      GENERAL CINEMA THEATRES OF NEW
                                       MEXICO, INC.
                                      GENERAL CINEMA CORP. OF NEW YORK,
                                      INC.

                                      GENERAL CINEMA CORP. OF NORTH
                                      CAROLINA
                                      GENERAL CINEMA CORP. OF
                                      NORTHWESTERN
                                      GENERAL CINEMA THEATRES OF OHIO, INC.
                                      GENERAL CINEMA CORP. OF OWINGS MILLS
                                      GENERAL CINEMA CORP. OF PARKWAY
                                      POINTE
                                      GENERAL CINEMA CORP. OF
                                      PENNSYLVANIA

                                      GENERAL CINEMA CORP. OF PLYMOUTH
                                       MEETING
                                      GENERAL CINEMA CORP. OF SOUTH
                                       CAROLINA
                                      GENERAL CINEMA CORP. OF TEXAS
                                      GENERAL CINEMA CORP. OF VIRGINIA
                                      GENERAL CINEMA CORP. OF WASHINGTON
                                      GENERAL CINEMA THEATRE OF
                                      YORKTOWN, INC.


                                       By:___________________________________
                                          Gail Edwards, Vice President of
                                          each of the foregoing

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